EXECUTION VERSION

Exhibit 4.1

NABORS INDUSTRIES, INC.,

as Issuer

NABORS INDUSTRIES LTD.,

as Guarantor

$575,000,000

0.75% SENIOR EXCHANGEABLE

NOTES DUE JANUARY 15, 2024

________________

INDENTURE

Dated as of January 13, 2017

______________________

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

CITIBANK, N.A.,

as Securities Administrator

i

INDENTURE, dated as of January 13, 2017, among Nabors Industries, Inc., a Delaware corporation (the “Issuer”), Nabors Industries Ltd., a Bermuda exempted company (the “Guarantor” and, together with any other Person that Guarantees the Notes (as defined below) from time to time, the “Guarantors,”), Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”) and Citibank, N.A., as securities administrator (the “Securities Administrator”).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, (i) the Issuer has duly authorized the issuance of its 0.75% Exchangeable Senior Notes due January 15, 2024 (the “Notes”), initially in an aggregate principal amount not to exceed $575,000,000, and (ii) the Guarantor has duly authorized the issuance of the Guarantee (as defined below) of the Notes, respectively, having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, have duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Exchange Notice, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all things necessary to make the Notes, when duly executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid obligations of the Issuer, the Guarantee, when duly executed by the Guarantor and delivered hereunder and to make this Indenture a valid and binding agreement of the Issuer and the Guarantor, in each case in accordance with the terms of the Notes, the Guarantee and this Indenture, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes and the Guarantee have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes and the Guarantee by the holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Notes and the Guarantee, as follows:

Article 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.     Definitions.

The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The word “or” is not exclusive and the word “including” means including without limitation. The terms defined in this Article 1 1.01 include the plural as well as the singular.

“Additional Amounts” has the meaning specified in Section 4.07(a).

“Additional Interest” means Rule 144 Additional Interest and Reporting Additional Interest. Unless the context otherwise requires, all references to interest include Additional Interest, if any, payable pursuant hereto.

“Additional Notes” means any additional Notes issued pursuant to Section 2.01.

“Additional Shares” has the meaning specified in Section 10.03.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that for purposes of Section 4.09, Section 2.08(e) and Section 2.123, the term “Affiliate” shall instead refer to an affiliate within the meaning of Rule 144 under the Securities Act.

“Agent Members” has the meaning specified in Section 2.08(b)(vi).

“Authentication Order” means a written order of the Issuer signed by any one Officer to authenticate Notes that may be validly issued under this Indenture.

“Averaging Period” has the meaning specified in Section 10.04(e).

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or the relief of debtors.

 “Board of Directors” means either the Board of Directors of the referent Person or any duly authorized committee or subcommittee of such Board. Unless the context otherwise requires, “Board of Directors” shall refer to the Board of Directors or any duly authorized committee or subcommittee of the Guarantor.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash Settlement” has the meaning set forth in Section 10.02(b).

“Change in Control” shall be deemed to have occurred at such time as either of the following events shall occur:

(1)     any person or group, other than the Guarantor, its Subsidiaries or any employee benefits plan of the Guarantor or its Subsidiaries, files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person has become the beneficial owner of shares with a majority of the total voting power of the Common Shares; unless such beneficial ownership (a) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (b) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act;

(2)     the Guarantor consolidates with, amalgamates or merges with or into another person (other than a Subsidiary of the Guarantor), or sells, conveys, transfers or leases all or substantially all of its properties and assets to any person (other than a Subsidiary of the Guarantor) or any person (other than a Subsidiary of the Guarantor) consolidates with or merges with or into the Guarantor, and (except in the case of any such sale, conveyance, transfer or lease) the outstanding Common Shares are reclassified into, converted for or converted into the right to receive any other property or security, provided that none of these circumstances will be a Change in Control if persons that beneficially own the Common Shares immediately prior to the transaction own, directly or indirectly, Common Shares with a majority of the total voting power of all outstanding common shares of the surviving or transferee person immediately after the transaction in substantially the same proportion as their ownership of the Guarantor's Voting Stock immediately prior to the transaction (this proviso, the “Majority Ownership Exception”); or

(3)     the first day on which the majority of the members of the Board of Directors cease to be Continuing Directors.

For purposes of defining a Change in Control:

(w)     “Continuing Director” means, as of any date of determination, any member of the Board of Directors who: (1) was a member of such Board of Directors (a) on the Issue Date of the Notes or (b) for at least two consecutive years; or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Guarantor’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

(x)     the term "person" and the term "group" have the meanings given by Section 13(d) and 14(d) of the Exchange Act or any successor provisions;

(y)     the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision; and

(z)     the term "beneficial owner" is determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions, except that a person will be deemed to have beneficial ownership of all shares that person has the right to acquire irrespective of whether that right is exercisable immediately or only after the passage of time.

Notwithstanding the foregoing, it will not constitute a Change in Control if at least 90% of the consideration for the Common Shares (excluding cash payments for fractional shares and cash payments made in respect of dissenter's appraisal rights and cash payments of the Settlement Amount, if any) in the transaction or transactions constituting the Change in Control consists of common stock traded on a United States national securities exchange or approved for quotation on The NYSE, NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors), or which will be so traded or quoted when exchanged in connection with the Change in Control transaction, and as a result of such transaction or transactions the Notes become convertible or exchangeable solely into such common stock.

“Change in Tax Law” has the meaning specified in Section 12.01.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.

“close of business” means 5:00 p.m., New York City time.

“Closing Sale Price” of any Common Share (or any other security for which a Closing Sale Price must be determined) on any Trading Day means the closing sale price per share of such security (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such day as reported in composite transactions for the principal U.S. securities exchange on which the Common Shares are traded or, if the Common Shares are not listed on a U.S. national or regional securities exchange, the last quoted bid price as reported by OTC Markets Group Inc. In the absence of such a quotation, the Closing Sale Price will be the average of the mid-point of the last bid and ask prices for the Common Shares on the relevant date from each of at least three nationally recognized independent investment banking firms retained by the Issuer for that purpose, which may include one or more of the Initial Purchasers. The Closing Sale Price will be determined without reference to extended or after hours trading.

“Combination Settlement” has the meaning set forth in Section 10.02(b).

“Common Stock” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Shares” means the common shares, par value $0.001 per share, of the Guarantor, or such other Capital Stock into which such Common Shares are converted, reclassified or changed from time to time pursuant to Section 10.05.

“Corporate Trust Office” means (i) with respect to the Trustee, the office at which this Indenture shall be principally administered, which office shall initially be located at the address of the Trustee specified in Section 13.02 and may be located at such other address as the Trustee may give notice to the Company in accordance with Section 13.02, the Holders and the Securities Administrator or such other address as a successor Trustee may designate from time to time by notice to the Company, the Holders and the Securities Administrator, and (ii) with respect to the Securities Administrator, the office at which this Indenture shall be principally administered, which office shall initially be located at the address of the Securities Administrator specified in Section 13.02 and may be located at such other address as the Securities Administrator may give notice to the Company in accordance with Section 13.02, the Holders and the Trustee or such other address as a successor Securities Administrator may designate from time to time by notice to the Company, the Holders and the Trustee.

 “Custodian” has the meaning specified in Section 6.01.

“Daily Exchange Value” for any Trading Day in the applicable Exchange Period equals 1/20th of:

(1)     the Exchange Rate in effect on that Trading Day, multiplied by

(2)     the VWAP of the Common Shares on that Trading Day.

“Daily Measurement Value” means the quotient of the Specified Dollar Amount divided by 20.

“Daily Settlement Amount” for each $1,000 principal amount of Notes, for each of the 20 consecutive Trading Days in the relevant Exchange Period, shall consist of:

(1)     cash equal to the lesser of (a) the Daily Measurement Value and (b) the Daily Exchange Value; and

(2)     to the extent the Daily Exchange Value exceeds the Daily Measurement Value, a number of Common Shares equal to (a) the difference between the Daily Exchange Value and the Daily Measurement Value, divided by (b) the VWAP of the Common Shares on such Trading Day.

“declaration date” shall mean, with respect to a distribution by the Guarantor to all or substantially all of its holders of Common Shares, the date on which the distribution has been declared and authorized by the Board of Directors under applicable law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.13.

“Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Notes. DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Dividend Threshold” has the meaning specified in Section 10.04(d).

“DTC” means The Depository Trust Company and its successors.

“Effective Date” means the first date on which the Common Shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Event of Default” has the meaning specified in Section 6.01.

“Ex-Date” means the first date on which the Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Guarantor or, if applicable, from the seller of Common Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor statute), and the rules and regulations of the SEC promulgated thereunder.

“Exchange Agent” means the agency appointed by the Issuer to which Notes may be presented for exchange. The Exchange Agent appointed by the Issuer shall initially be the Securities Administrator.

“Exchange Consideration” has the meaning specified in Section 10.08(a).

“Exchange Date” has the meaning specified in Section 10.02(a).

“Exchange Notice” has the meaning specified in Section 10.02(a).

“Exchange Obligation” has the meaning specified in Section 10.01.

“Exchange Period” means the 20 consecutive Trading Day period:

(1)     beginning on, and including, the 22nd Scheduled Trading Day immediately preceding any Redemption Date if the Exchange Date occurs on or after the Tax Redemption Notice Date and before the Related Redemption Date;

(2)     with respect to Exchange Notices received on or after December 15, 2023, beginning on, and including, the 22nd Scheduled Trading Day (or, if such Scheduled Trading Day is not a Trading Day, the immediately following Trading Day) immediately preceding the Maturity Date; and

(3)     in all other cases, beginning on, and including, the third Trading Day following the Issuer’s receipt of the relevant Exchange Notice.

“Exchange Price” on any day will equal $1,000, divided by the Exchange Rate in effect on that day.

“Exchange Rate” shall initially be 39.7488 Common Shares per $1,000 principal amount of Notes, subject to adjustment as provided in Article 10.

“Expiration Date” has the meaning specified in Section 10.04(e).

“Financial Institution Surrender” has the meaning specified in Section 10.08(a).

“Financial Institution Surrender Election” has the meaning specified in Section 10.08(a).

“Fundamental Change” shall be deemed to have occurred when any of the following has occurred (1) upon the occurrence of a Change in Control or (2) when the Common Shares (or other common stock underlying the Notes) cease to be listed or quoted on The NYSE, NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors)

“Fundamental Change Issuer Notice” has the meaning specified in Section 3.01(d).

“Fundamental Change Repurchase Date” has the meaning specified in Section 3.01(a).

“Fundamental Change Repurchase Expiration Time” has the meaning specified in Section 3.01(a)(i).

“Fundamental Change Repurchase Notice” has the meaning specified in  Section 3.01(a)(i).

“Fundamental Change Repurchase Price” has the meaning specified in Section 3.01(a).

 “Global Notes” has the meaning specified in Section 2.02.

“Global Notes Legend” means the legend set forth in Exhibit A which is required to be placed on all Global Notes issued under this Indenture.

“Guarantee” means the guarantee of the Notes by the Guarantor, in accordance with the terms of this Indenture.

“Guarantor” means the Person named as a “Guarantor” in the first paragraph of this Indenture and, subject to Article 5, shall include its successor and assigns; provided that the obligations of the Guarantor under its Guarantee and this Indenture shall be subject to release and discharge in accordance with Article 8 or Section 11.08 of this Indenture.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Purchasers” means Citigroup Global Markets Inc. and Goldman, Sachs & Co., as representatives of the initial purchasers named in Schedule A of the Purchase Agreement.

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including Defaulted Interest, if any, Rule 144 Additional Interest, if any, and Reporting Additional Interest, if any.

“Interest Payment Date” has the meaning specified in Section 2.03(c).

“Issue Date” means January 13, 2017.

“Issuer” has the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 5, includes its successors and assigns.

“Make-Whole Effective Date” has the meaning specified in Section 10.03.

“Make-Whole Fundamental Change” has the meaning specified in Section 10.03.

“Market Disruption Event” means the occurrence or existence during the one-half hour period ending at the scheduled close of trading on the principal U.S. national or regional securities exchange or market on which the Common Shares (or such other security, as the case may be) are listed for trading of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Shares or in any options contracts or futures contracts relating to the Common Shares (or such other security, as the case may be); provided that, for purposes of determining amounts due under Section 10.02(b), “Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Common Shares are listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Shares, for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Shares or in any options, contracts or futures contracts relating to the Common Shares.

“Maturity Date” means January 15, 2024.

“Non-U.S. Holder” means a Holder that is not treated as a United States person for U.S. federal income tax purposes as defined under Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended from time to time.

“Notes” means any Notes issued, authenticated and delivered under this Indenture, including any Global Notes.

“NYSE” means The New York Stock Exchange.

“Offering Memorandum” means (a) with respect to the Original Notes, the Original Offering Memorandum and (b) with respect to any Additional Notes issued pursuant to Section 2.01, the offering memorandum, prospectus or similar offering document relating to the offering and sale of such Additional Notes.

“Officer” means the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the principal executive officer, the President, any Senior Vice President, Executive Vice President, or Vice President, the principal accounting officer, the principal financial officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Issuer or the Guarantor, as applicable.

“Officer’s Certificate” means a certificate signed by any one Officer of the Issuer. The Officer executing an Officer’s Certificate in accordance with Section 4.05 shall be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer.

“open of business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion, acceptable to the Trustee or the Securities Administrator, as applicable, from legal counsel. The counsel may be an employee of or counsel to the Issuer, which opinion may contain customary exceptions and qualifications as to the matters set forth therein.

“Original Notes” means the $575,000,000 aggregate principal amount of Notes, covered by the Original Offering Memorandum.

“Original Offering Memorandum” means the preliminary offering memorandum dated January 9, 2017, as supplemented by the pricing term sheet dated January 9, 2017, relating to the offering and sale of the Notes.

“Paying Agent” has the meaning specified in Section 2.05.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Purchase Agreement” means the purchase agreement, dated as of January 9, 2017, among the Initial Purchasers, the Issuer and the Guarantor.

“Physical Settlement” has the meaning set forth in Section 10.02(b).

“protected purchaser” has the meaning specified in Section 2.09.

“Purchase Agreement” means the purchase agreement dated as of January 9, 2017 between the Issuer, the Guarantor and the Initial Purchasers relating to the offer and sale of the Notes.

“Record Date” means, in respect of a dividend or distribution to holders of Common Shares, the date fixed for determination of holders of Common Shares entitled to receive such dividend or distribution.

“Redemption Date” has the meaning specified in Section 12.02(a).

“Redemption Notice” has the meaning specified in Section 12.02(a).

“Redemption Price” has the meaning specified in Section 12.01.

“Reference Property” has the meaning specified in Section 10.05.

“Register” has the meaning specified in Section 2.05.

“Registrar” has the meaning specified in Section 2.05.

“Regular Record Date” means, with respect to any Interest Payment Date of the Notes, the January 1 and July 1 preceding the applicable January 15 and July 15 Interest Payment Date, respectively.

“Reporting Additional Interest” has the meaning specified in Section 6.12.

“Resale Restriction Termination Date” has the meaning specified in Section 2.08(c).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee (i) who shall have direct responsibility for the administration of this Indenture and (ii) to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Common Shares Legend” is as set forth in Exhibit B.

“Restricted Note Legend” is as set forth in Exhibit A.

“Rule 144 Additional Interest” has the meaning specified in Section 4.09(c).

“Rule 144A” means Rule 144A as promulgated under the Securities Act as it may be amended from time to time hereafter.

“Schedule TO” means a Tender Offer Statement under Section 14(d)(1) or 13(e)(1) of the Exchange Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Shares are listed or admitted for trading. If the Common Shares are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securities Administrator” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Settlement Amount” has the meaning specified in Section 10.02(b).

“Settlement Method” means, with respect to any exchange of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Issuer.

“Share Price” has the meaning specified in Section 10.03.

“Shelf Registration Statement” means a registration statement of the Guarantor filed with the SEC on either (i) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (ii) if the Guarantor is not permitted to file a registration statement on Form S-3, an evergreen registration statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act covering the Notes and any Common Stock issuable upon exchange thereof.

“Special Interest Payment Date” has the meaning specified in Section 2.13(a).

“Special Record Date” has the meaning specified in Section 2.13(a).

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes being exchanged to be received upon exchange as specified in the notice specifying the Settlement Method (or deemed so specified).

“Spin-Off” has the meaning specified in Section 10.04(c).

“stated maturity” means, with respect to any installment of interest or principal (including any sinking fund payment) on any series of Indebtedness, the date on which payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for their payment.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

 “Successor Company” has the meaning specified in Section 5.01(a).

“Successor Guarantor” has the meaning specified in Error! Reference source not found..

“Tax Redemption” has the meaning specified in Section 12.01.

“Tax Redemption Notice Date” has the meaning specified in Section 10.03.

“Taxes” has the meaning specified in Section 4.07(a).

“Territory” has the meaning specified in Section 4.07(e).

“Trading Day” means a Scheduled Trading Day on which (i) trading in the Common Shares (or other security for which a Closing Sale Price must be determined) generally occurs on the NYSE or, if the Common Shares (or such other security) are not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which the Common Shares (or such other security) are then listed or, if the Common Shares (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares (or such other security) are then listed or admitted for trading, (ii) there is no Market Disruption Event, and (iii) a Closing Sale Price for the Common Shares (or such other security for which a Closing Sale Price must be determined) is available on such securities exchange; provided that, for purposes of determining amounts due under Section 10.02(b), “Trading Day” means a day on which (x) there is no Market Disruption Event (as defined in the proviso to the definition thereof) and (y) trading in the Common Shares generally occurs on the NYSE or, if the Common Shares are not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares are then listed or admitted for trading. If the Common Shares (or such other security) are not so listed or traded, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the bid solicitation agent for $5,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Issuer selects, which may include one or more of the Initial Purchasers; provided that if at least three such bids cannot reasonably be obtained by the bid solicitation agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, this one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Notes from a nationally recognized securities dealer or, in the Issuer’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes, then, for purposes of Section 10.01(d), the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Closing Sale Price of the Common Shares on such determination date and the then applicable Exchange Rate.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended and the rules and regulations of the SEC promulgated thereunder.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Valuation Period” has the meaning specified in Section 10.04(c).

“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

“VWAP” or “volume weighted average price” per Common Share on any Trading Day means such price as displayed on Bloomberg (or any successor service)

page NBR US  <EQUITY> AQR in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day; or, if such price is not available, the volume-weighted average price means the market value per Common Share on such day as determined by a nationally recognized independent investment banking firm, which may include one or more of the Initial Purchasers, retained for this purpose by the Issuer. The “volume-weighted average price” or “VWAP” will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Subsidiary that is incorporated in a jurisdiction other than a state in the United States of America or the District of Columbia, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

Article 2
THE NOTES

Section 2.01.     Designation, Amount and Issuance of Notes.

The Notes shall be designated as “0.75% Senior Exchangeable Notes due 2024.” The Notes shall initially be issued in an aggregate principal amount of $575,000,000. Upon the execution of this Indenture, or from time to time thereafter, Notes may be executed by the Issuer and delivered to the Trustee for authentication.

The Issuer may, without the consent of Holders, issue Additional Notes hereunder in the future on the same terms and conditions of the Notes issued hereunder; provided that if any such Additional Notes are not fungible with the Notes initially offered hereby for U.S. federal income tax purposes, such Additional Notes will have one or more separate CUSIP numbers. The Notes initially issued hereunder and any such Additional Notes shall rank equally and ratably and shall be treated as a single class for all purposes under this Indenture, except with respect to Rule 144 Additional Interest as provided in Section 4.09. The Issuer may not issue any Additional Notes if any Event of Default has occurred and is continuing with respect to the Notes.

Section 2.02.     Form of the Notes.

The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions contained in the form of Notes attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the custodian for the Global Notes or the Depositary or as may be required for the Notes to be tradable on any market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.08(b), all of the Notes shall initially be evidenced by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (the “Global Notes”). The transfer and exchange of beneficial interests in any such Global Notes shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Global Notes shall bear the Global Notes Legend. Except as provided in Section 2.08(b), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, shall not receive or be entitled to receive physical delivery of certificates in definitive registered form and shall not be considered Holders of such Global Note.

Any Global Notes shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced on the books and records of the Depositary and Trustee to reflect repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the custodian for the Global Note, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal of and any interest on any Global Notes shall be made to the Depositary in immediately available funds.

Section 2.03.     Date and Denomination of Notes; Payment at Maturity; Payment of Interest.

(a)     Date and Denomination. The Notes shall be issuable in fully registered form without interest coupons in minimum denominations of $1,000 principal amount and integral multiples in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the Notes.

(b)     Payment at Maturity. On the Maturity Date, each Holder shall be entitled to receive on such date, $1,000 in cash for each $1,000 in principal amount of Notes, together with any accrued and unpaid interest thereon to, but excluding, the Maturity Date, unless such Note is earlier exchanged, redeemed, repurchased or otherwise cancelled. With respect to Global Notes, principal and any interest shall be paid to the Depositary by wire transfer of immediately available funds. Except as provided in

Section 2.03(c), with respect to any certificated Notes, principal and any interest shall be payable at the Issuer’s office or agency in New York, New York, which initially shall be the Corporate Trust Office of the Securities Administrator. If the Maturity Date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon.

(c)     Payment of Interest. Interest on the Notes shall accrue at the rate of 0.75% per annum from the date of original issuance of the Notes or from the most recent date to which interest has been paid or duly provided for. Interest shall be payable in arrears on January 15 and July 15 of each year (each, an “Interest Payment Date”), commencing on July 15, 2017, to Holders of record at the close of business on the applicable Regular Record Date. Notwithstanding the preceding sentence, the Issuer will not pay in cash accrued interest on any Notes when such Notes are exchanged, except as described in Section 10.02.

The Issuer shall pay interest on:

(i)     any Global Notes to the Depositary in immediately available funds;

(ii)     any Notes in certificated form having a principal amount of less than $2,000,000, by check mailed to the address of the Person in whose name such Notes are registered as it appears in the Register; and

(iii)     any Notes in certificated form having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the Holder of such Notes duly delivered to the Securities Administrator at least five Business Days prior to the relevant Interest Payment Date.

Interest on the Notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. If an Interest Payment Date (or any other payment date with respect to the Notes) is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon with respect to such delay.

Payments of principal or interest (including Additional Interest, if any) on the Notes that are not made when due will accrue interest at the then-applicable interest rate on the Notes from the required payment date.

Section 2.04.     Execution and Authentication.

One Officer shall sign the Notes for the Issuer by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. Upon receipt of an Authentication Order, the Trustee shall authenticate a Note executed by the Issuer. The signature of the Trustee on the Note shall be conclusive evidence that the Note has been duly and validly authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.05.     Registrar and Paying Agent.

The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Corporate Trust Office of the Securities Administrator shall be considered as one such office or agency of the Issuer for each of the aforesaid purposes. The Registrar shall keep a register of the Notes (the “Register”) and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent, and the term “Registrar” includes any co-registrars. The Issuer initially appoints the Securities Administrator as (i) Registrar in connection with the Notes, (ii) the custodian with respect to the Global Notes and (iii) Exchange Agent.

The Issuer may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefore pursuant to Section 7.07. The Guarantor or any of its Wholly Owned Subsidiaries (including the Issuer) that is not a Foreign Subsidiary may act as Paying Agent or Registrar.

The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.09.

The place of payment with respect to the Notes shall be the City of New York, and the Company hereby initially appoints the Securities Administrator as its Paying Agent in the City of New York, at its Corporate Trust Office in such city, as specified in Section 13.02, the intention of the Company being that the Notes shall at all times be payable in the City of New York.

For the avoidance of doubt, none of the Trustee (or its agents), the Paying Agent or the Exchange Agent shall have any obligation to determine any Trading Prices, market prices, the occurrence of any distribution or the occurrence of any event permitting an exchange or requiring an adjustment to the Exchange Rate.

Section 2.06.     Paying Agent to Hold Money in Trust.

Prior to 11:00 a.m., New York City time, on the Maturity Date, each Interest Payment Date, any Fundamental Change Repurchase Date or Redemption Date and any settlement date of an Exchange Obligation, the Issuer shall deposit with the Paying Agent (or if the Issuer or a Wholly Owned Subsidiary of the Issuer is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such amounts owed on such dates. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of amounts owed on such dates and shall notify the Trustee in writing of any Default by the Issuer in making any such payment. If the Guarantor or a Wholly Owned Subsidiary of the Guarantor (including the Issuer) acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.07.     Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.08.     Exchange and Registration of Transfer of Notes; Restrictions on Transfer.

(a)     The Issuer shall cause to be kept at the Corporate Trust Office the Register in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers of Notes. The Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.

Upon surrender for registration of transfer of any Notes to the Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.08, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Issuer pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Issuer or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer, and the Notes shall be duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to any Holder for any registration of, transfer or exchange of Notes, but the Issuer or the Trustee may require payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

Neither the Issuer nor the Trustee nor any Registrar shall be required to exchange, issue or register a transfer of (a) any Note or portions thereof surrendered for exchange pursuant to Article 10 or (b) any Note or portions thereof tendered for repurchase (and not withdrawn) pursuant to Article 3.

(b)     The following provisions shall apply only to Global Notes:

(i)     Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian for the Global Notes therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

(ii)     Unless the Issuer and the applicable Holder agree, notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless:

(A)     the Depositary has notified the Issuer that it is unwilling or unable to continue as Depositary for such Global Note and a successor Depositary has not been appointed within 90 calendar days;

(B)     the Depositary has ceased to be registered as a clearing agency under the Exchange Act and a successor Depositary has not been appointed within 90 calendar days; or

(C)     an Event of Default with respect to the Notes has occurred and is continuing and the beneficial owner requests that its Notes be issued in physical, certificated form.

(iii)     In addition, certificated Notes shall be issued in exchange for beneficial interests in a Global Note upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under the Notes or this Indenture, including its rights following the occurrence of an Event of Default.

(iv)     Notes issued in exchange for a Global Note or for any portion of a Global Note pursuant to clause (ii) or (iii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Notes or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Notes to be exchanged shall be surrendered by the Depositary to the Trustee, as Registrar; provided that pending completion of the exchange of a Global Note, the Trustee acting as custodian for the Global Notes for the Depositary or its nominee with respect to such Global Notes, shall reduce the principal amount thereof, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the books and records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Notes issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

(v)     In the event of the occurrence of any of the events specified in clause (ii) above or upon any request described in clause (iii) above, the Issuer shall promptly make available to the Trustee a sufficient supply of certificated Notes in definitive, fully registered form, without interest coupons.

(vi)     Neither any members of, or participants in, the Depositary (the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Notes registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and holder of such Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Notes.

(vii)     At such time as all interests in a Global Note have been repurchased, converted, cancelled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be cancelled by the Trustee or the Securities Administrator in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Note. At any time prior to such cancellation, if any interest in a Global Note is repurchased, converted, cancelled or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Note, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee, the Securities Administrator or the custodian for the Global Note, at the direction of the Trustee, to reflect such reduction.

(c)     Every Note (and all securities issued in exchange therefor or in substitution thereof) that bears or is required under this Section 2.08(c) to bear the Restricted Note Legend (together with any Common Shares issued upon exchange of the Notes and required to bear the Restricted Common Shares Legend, collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.08(c) (including those set forth in the Restricted Note Legend and the Restricted Common Shares Legend) unless such restrictions on transfer shall be waived by written consent of the Issuer following receipt of legal advice supporting the permissibility of the waiver of such transfer restrictions, and the holder of each such Restricted Security, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.08(c), the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein. Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of the original issuance of the Notes, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder, and (2) such later date, if any, as may be required by applicable laws, any certificate evidencing a Restricted Security shall bear the Restricted Note Legend (or in the case of Common Shares issued upon exchange of the Notes, the Restricted Common Shares Legend), unless such Restricted Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or sold pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Issuer in writing as set forth above, with written notice thereof to the Trustee. After the Resale Restriction Termination Date applicable to any Note, the Restricted Note Legend shall be deemed removed from such Note.

(d)     In connection with any transfer of the Notes prior to the Resale Restriction Termination Date, the Holder must complete and deliver the form of assignment set forth on the certificate representing the Note, with the appropriate box checked, to the Trustee (or any successor Trustee, as applicable).

Any Notes that are Restricted Securities and as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the Restricted Note Legend set forth therein have been satisfied may, upon surrender of such Notes for exchange to the Registrar in accordance with the provisions of this Section 2.08, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by Section 2.08(c). If such Restricted Security surrendered for exchange is represented by a Global Note bearing the Restricted Note Legend, the principal amount of the legended Global Notes shall be reduced by the appropriate principal amount and the principal amount of a Global Note without a Restricted Note Legend shall be increased by an equal principal amount. If a Global Note without the Restricted Note Legend is not then outstanding, the Issuer shall execute and the Trustee shall authenticate and deliver an unlegended Global Note to the Depositary. The Issuer shall notify the Trustee in writing of the occurrence of the Resale Restriction Termination Date.

Any Common Shares issued upon exchange of the Notes as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such Common Shares for exchange in accordance with the procedures of the transfer agent for the Common Shares, be exchanged for a new certificate or certificates for a like aggregate number of Common Shares, which shall not bear the Restricted Common Shares Legend.

(e)     Any Note or Common Shares issued upon exchange of a Note that are repurchased or owned by any Affiliates of the Issuer or the Guarantor may not be resold by such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Shares, as the case may be, no longer being a “restricted security” (as defined in Rule 144). The Issuer will cause any Note that is repurchased or owned by the Issuer or any controlled “Affiliate” (as defined in Rule 144) to be surrendered to the Securities Administrator for cancellation as described under Section 2.12.

(f)     The Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders of Notes and all payments to be made to Holders of Notes under the Notes shall be given or made only to or upon the order of the registered Holders of Notes (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Notes shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.

(g)     The Trustee and the Securities Administrator shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among Agent Members) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.  Neither the Trustee, the Securities Administrator nor any Agent Member shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.09.     Replacement Notes.

If a mutilated Note is surrendered to the Registrar or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the Holder takes the following actions and satisfies the requirements of Section 8-405 of the Uniform Commercial Code:

(a)     notifies the Issuer or the Trustee in writing within a reasonable time after he has notice of such loss, destruction or wrongful taking and prior to the Registrar registering a transfer of such Note;

(b)     makes a request to the Issuer or the Trustee in writing for a replacement Note prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”); and

(c)     satisfies any other reasonable requirements of the Issuer or the Trustee, including the requirements set forth in the following paragraph.

Such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, the Paying Agent and the Registrar from any loss, expense, claim or liability that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note. In case any Note which has matured or is about to mature or has been validly tendered for repurchase on a Fundamental Change Repurchase Date or (and not validly withdrawn), or is to be exchanged or redeemed, shall become mutilated or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or exchange shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, the Trustee, the Securities Administrator and, if applicable, any Paying Agent or Exchange Agent evidence to their satisfaction of the destruction, loss or theft of such Notes and of the ownership thereof.

Every replacement Note is an additional obligation of the Issuer.

The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Section 2.10.     Outstanding Notes.

Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by the Securities Administrator, those delivered to the Securities Administrator for cancellation and those described in this Section as not outstanding. Subject to Section 2.12, a Note does not cease to be outstanding because the Guarantor or an Affiliate of the Guarantor holds the Note.

If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Fundamental Change Repurchase Date, Redemption Date or Maturity Date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be repurchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.11.     Temporary Notes.

Pending the preparation of Notes in certificated form, the Issuer may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Any such temporary Notes shall be executed by the Issuer and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay, the Issuer shall execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Issuer pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Issuer at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

Section 2.12.     Repurchase and Cancellation.

The Issuer may, to the extent permitted by law, repurchase any Notes in the open market or by tender offer at any price or by private agreement, whether by the Issuer, the Guarantor or their respective Subsidiaries, including pursuant to cash-settled swaps or derivatives. Any Notes repurchased by the Issuer or the Guarantor (other than Notes repurchased pursuant to cash-settled swaps or derivatives) will be surrendered to the Securities Administrator for cancellation, but such Notes may not be reissued or resold by the Issuer or the Guarantor. Any Notes surrendered for cancellation to the Securities Administrator may not be reissued or resold and shall be promptly cancelled by the Securities Administrator in accordance with its standard procedures and not considered “outstanding” under this Indenture.

Section 2.13.     Defaulted Interest.

Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 calendar days, shall forthwith cease to be payable to the Holder on the Regular Record Date, and such defaulted interest and interest (to the extent lawful) on such defaulted interest at the annual rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Issuer at its election, in each case, as provided in clause (a) or (b) below:

(a)     The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee and the Securities Administrator in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 calendar days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Issuer shall deposit with the Trustee or the Securities Administrator an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee and the Securities Administrator for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than fifteen calendar days and not less than ten calendar days prior to the Special Interest Payment Date and not less than ten calendar days after the receipt by the Trustee and the Securities Administrator of the notice of the proposed payment. The Trustee or the Securities Administrator shall promptly notify the Issuer of such Special Record Date, and in the name and at the expense of the Issuer, shall promptly cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given to each Holder, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)     The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee and the Securities Administrator of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee and the Securities Administrator.

(c)     Subject to the foregoing provisions of this Section 2.13, each Note delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.14.     CUSIP and ISIN Numbers.

The Issuer in issuing the Notes may use “CUSIP” and “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of repurchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a repurchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such repurchase shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee and the Securities Administrator in writing of any changes to the “CUSIP” or “ISIN” numbers of the Notes.

Article 3
REPURCHASE OF NOTES

Section 3.01.     Repurchase at Option of Holders Upon a Fundamental Change.

(a)     In the event any Fundamental Change shall occur prior to the Maturity Date, each Holder shall have the right, at the Holder’s option, to require the Issuer to repurchase any or all of such Holder's Notes (or portions thereof that are integral multiples of $1,000 of principal amount), on a date specified by the Issuer in the Fundamental Change Issuer Notice (the “Fundamental Change Repurchase Date”), which shall be no later than 35 Trading Days and no earlier than 20 Trading Days after the date of the Fundamental Change Issuer Notice, at a purchase price payable in cash (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount of the Notes to be repurchased plus any accrued and unpaid interest, if any, Additional Interest and Additional Amounts owed, if any, to, but excluding, the Fundamental Change Repurchase Date; provided that if such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid to the Holders of record of the Notes on the applicable Regular Record Date instead of the Holders surrendering the Notes for repurchase.

(b)     The Issuer, or at its request (which must be received by the Trustee at least three Business Days prior to the date the Trustee is requested to give such notice as described below) the Trustee or its agent in the name of and at the expense of the Issuer, shall mail to all Holders of record of the Notes a notice (a “Fundamental Change Issuer Notice“) of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the 30th day after the occurrence of a Fundamental Change.  The Issuer shall deliver a copy of the Fundamental Change Issuer Notice to the Trustee.

(c)     Repurchases of Notes under this Section 3.01 shall be made upon:

(i)     delivery to the Paying Agent by a Holder of a duly completed written notice (the “Fundamental Change Repurchase Notice”) of such Holder’s exercise of its repurchase right (together with the Notes to be repurchased, if certificated Notes have been issued) in the form set forth on the reverse of the Note prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Expiration Time”); and

(ii)     delivery or book-entry transfer of the Notes to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) and prior to the Fundamental Change Repurchase Expiration Time, at the Corporate Trust Office of the Paying Agent, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.01 only if the Notes so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:

(A)     with respect to Global Notes, the appropriate Depositary information and, with respect to certificated Notes, the certificate numbers, if any, of the Notes to be tendered for repurchase;

(B)     the portion of the principal amount of the Notes to be repurchased, which must be $1,000 or multiples thereof; and

(C)     that the Notes are to be repurchased by the Issuer pursuant to the applicable provisions of the Notes and this Indenture.

Payment of the Fundamental Change Repurchase Price for Notes for which a Fundamental Change Repurchase Notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Notes, together with necessary endorsements, to the Paying Agent. Payment of the Fundamental Change Repurchase Price for the Notes shall be made on the later of the Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the Notes, as the case may be.

All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for repurchase shall be determined by the Issuer, whose determination shall be final and binding absent manifest error.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.01 shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to the Fundamental Change Repurchase Expiration Time by delivering a written notice of withdrawal to the Paying Agent in accordance with Section 3.02 below (or in the case of Notes held in book-entry form in accordance with the Depositary’s applicable procedures).

The Paying Agent shall promptly notify the Issuer of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(d)     Each Fundamental Change Issuer Notice shall specify, among other things:

(i)      briefly, the events causing the Fundamental Change;

(ii)     the effective date of the Fundamental Change;

(iii)     the Fundamental Change Repurchase Date;

(iv)     the last date on which a repurchase upon a Fundamental Change may be exercised;

(v)      the Fundamental Change Repurchase Price;

(vi)     the names and addresses of the Paying Agent and the Exchange Agent;

(vii)    the then-current Exchange Rate and any adjustments thereto, including the amount of Additional Shares, if any, issuable with respect to such exchange;

(viii)   briefly, the exchange rights of the Notes;

(ix)     the procedures that a Holder must follow to exercise the right to repurchase upon a Fundamental Change;

(x)      that the Fundamental Change Repurchase Price for any Notes as to which a Fundamental Change Repurchase Notice has been given and not withdrawn, together with any accrued and unpaid interest payable with respect thereto, shall be paid on or prior to the third Trading Day following the later of such Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the Notes (together with all necessary endorsements);

(xi)     that, except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Regular Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price), interest on Notes subject to repurchase upon Fundamental Change shall cease to accrue, and all rights of the Holders of such Notes shall terminate, other than the right to receive, in accordance herewith, the Fundamental Change Repurchase Price;

(xii)     that a Holder shall be entitled to withdraw its election in the Fundamental Change Repurchase Notice prior to the Fundamental Change Repurchase Expiration Time, by means of a letter or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of such Holder, a statement that such Holder is withdrawing its election to have Notes purchased by the Issuer on such Fundamental Change Repurchase Date pursuant to a repurchase upon a Fundamental Change, the certificate number(s) of such Notes to be so withdrawn, if such Notes are certificated Notes, the principal amount of the Notes of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and the principal amount, if any, of the Notes of such Holder that remain subject to the Fundamental Change Repurchase Notice delivered by such Holder in accordance with this Section 3.01, which amount must be $1,000 or an integral multiple thereof;

(xiii)    that Notes with respect to which a Fundamental Change Repurchase Notice is given by a Holder may be exchanged pursuant to Article 10 only if such Fundamental Change Repurchase Notice has been withdrawn in accordance with this Section 3.01 or the Issuer defaults in the payment of the Fundamental Change Repurchase Price; and

(xiv)    the CUSIP number or numbers, as the case may be, of the Notes.

No failure of the Issuer to give the foregoing notices and no defect therein shall limit the repurchase rights of Holders or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.01.

(e)     Notwithstanding the foregoing, no Notes may be repurchased by the Issuer at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Fundamental Change Repurchase Price with respect to such Notes).

Section 3.02.     Withdrawal of Fundamental Change Repurchase Notice.

A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent (or in the case of Notes held in book-entry form in accordance with the Depositary’s applicable procedure) prior to the Fundamental Change Repurchase Expiration Time. The withdrawal notice must state:

(a)     with respect to Global Notes, the appropriate Depositary information and, with respect to certificated Notes, the certificate number, if any, of the withdrawn Notes;

(b)     the principal amount of the withdrawn Notes; and

(c)     the principal amount, if any, of such Notes that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or multiples of $1,000 in excess thereof.

Section 3.03.     Deposit of Fundamental Change Repurchase Price.

Prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Issuer shall deposit with the Paying Agent or, if the Guarantor or a Wholly Owned Subsidiary of the Guarantor is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.06, an amount of cash in immediately available funds, sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Notes or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date.

If the Paying Agent holds on the Fundamental Change Repurchase Date cash sufficient to pay the Fundamental Change Repurchase Price of the Notes that Holders have elected to require the Issuer to repurchase in accordance with Section 3.01, then, as of the Fundamental Change Repurchase Date:

(i)     such Notes shall cease to be outstanding and interest shall cease to accrue, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent, as the case may be; and

(ii)     all other rights of the Holders of such Notes shall terminate, other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of such Notes.

Section 3.04.     Notes Repurchased in Part.

Upon presentation of any Notes repurchased only in part, the Issuer shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Issuer, a new Note or Notes, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Notes presented.

Section 3.05.     Covenant to Comply with Securities Laws Upon Repurchase of Notes.

In connection with any repurchase upon a Fundamental Change, the Issuer shall, to the extent applicable, (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Notes, and any such compliance resulting from changes to such rules made after the Issue Date that conflicts with the requirements of this Indenture shall be deemed to comply with this Indenture; (ii) file a Schedule TO or any other schedule required under the Exchange Act if applicable at the time of the offer to repurchase the Notes; and (iii) comply with all other federal and state securities laws in connection with the Issuer’s repurchase of the Notes.

Article 4
COVENANTS

Section 4.01.     Payment of Notes.

The Issuer shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and, to the extent lawful, it shall pay interest on overdue installments of interest at the rate and in the manner specified in Section 2.13.

Section 4.02.     Maintenance of Office or Agency.

The Issuer shall maintain an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for exchange or repurchase and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. As of the date of this Indenture, such office is located at the Corporate Trust Office of the Securities Administrator and, at any other time, at such other address as the Trustee or Securities Administrator may designate from time to time by notice to the Issuer provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation under Section 4.02 to maintain an office or agency in The City of New York where any Notes may be presented or surrendered for payment. The Issuer shall give prompt written notice to the Trustee and the Securities Administrator of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee or the Securities Administrator provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation under Section 4.02 to maintain an office or agency in The City of New York where any Notes may be presented or surrendered for payment. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee or the Securities Administrator with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Securities Administrator.

The Issuer may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee and the Securities Administrator of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03.     Reports; Rule 144A Information.

(a)     The Issuer shall deliver to the Trustee, within 15 calendar days after the Guarantor is required to file the same with the SEC (taking into account any applicable grace periods provided thereunder), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, document or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC). The filing of these reports with the SEC through its EDGAR database within the time periods for filing the same under the Exchange Act (taking into account any applicable grace periods provided thereunder) shall satisfy the Issuer’s obligation to furnish such reports to the Trustee. The Issuer shall promptly notify the Trustee in writing if the Guarantor fails to file any such reports. The Trustee shall have no responsibility to determine whether such filing of these reports has occurred. In the absence of such notification, the Trustee shall be entitled to presume that such filings were made. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or the Guarantor’s compliance with any of its respective covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(b)     The Issuer and the Guarantor shall, so long as any of the Notes or any Common Shares issuable upon exchange thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly, upon written request, provide to the Trustee, any Holder, beneficial owner or prospective purchaser of such Notes or any Common Shares issuable upon exchange of such Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (to the extent such information is not available in the EDGAR database) to facilitate the resale of such Notes or Common Shares pursuant to Rule 144A.

Section 4.04.     Existence.

Except (i) as set forth in Article 5, (ii) in respect of Fundamental Changes and (iii) as otherwise permitted hereunder, the Issuer and the Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect their respective existence and rights (charter and statutory); provided that neither the Issuer nor the Guarantor shall be required to preserve any such right if the Issuer or the Guarantor shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or the Guarantor and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 4.05.     Compliance Certificate.

The Issuer shall deliver to the Trustee within 120 calendar days after the end of each fiscal year of the Guarantor an Officer’s Certificate of the Issuer, stating whether or not, to the knowledge of such Officer, any Default or Event of Default occurred during such period (if continuing) and if so, describing each Default or Event of Default, its status and the action the Issuer is taking or proposes to take with respect thereto.

Section 4.06.     Notification of Rule 144 Additional Interest or Reporting Additional Interest.

If Rule 144 Additional Interest or Reporting Additional Interest, as applicable, is payable by the Issuer, the Issuer shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Rule 144 Additional Interest or Reporting Additional Interest, as applicable, that is payable and (ii) the date on which payment of such Rule 144 Additional Interest or Reporting Additional Interest, as applicable, shall commence. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Rule 144 Additional Interest or Reporting Additional Interest, as applicable, is payable.

Section 4.07.     Payment of Additional Amounts.

(a)     Unless otherwise required by law, neither the Issuer nor the Guarantor (including, for the purposes of this Section 4.07, any successor to the Issuer or the Guarantor) shall deduct or withhold from payments and deliveries made with respect to the Notes and the Guarantee, including, but not limited to, payments of principal (including, if applicable, the Fundamental Change Repurchase Price or Redemption Price), payments of interest and payments of cash and/or deliveries of Common Shares or other Reference Property, if any, upon exchange, on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature (including, without limitation, penalties and interest and other similar liabilities related thereto) (“Taxes”) imposed or levied by or on behalf of any political subdivisions or taxing authorities in having the power to tax.  The Issuer or the Guarantor shall withhold or deduct any Taxes as required by applicable law. In the event that any such payment or delivery by or on behalf of the Issuer or the Guarantor is subject to withholding or deduction on account of any Bermuda Taxes due from any such payment or delivery made under or with respect to the Notes or the Guarantee, as the case may be, the Issuer or the Guarantor, as the case may be, shall pay Additional Amounts so that the net amount received by each Holder of Notes will equal the amount that such Holder would have received if the Bermuda Taxes had not been required to be withheld or deducted.  The amounts that the Issuer or the Guarantor are required to pay to preserve the net amount receivable by the Holders of the Notes are referred to as “Additional Amounts.”

(b)     Additional Amounts, however, shall not be payable with respect to a payment or delivery made to a Holder of the Notes to the extent:

(i)     that any Bermuda Taxes would not have been so imposed but for the existence of any present or former connection between the Holder and Bermuda other than the mere receipt of the payment, the acquisition, ownership or disposition of such Notes or the exercise or enforcement of rights under the Notes, the Guarantee or this Indenture;

(ii)     of any estate, inheritance, gift, sales, transfer or personal property Taxes imposed with respect to the Notes, except as described below or as otherwise provided in this Indenture;

(iii)     that any such Bermuda Taxes would not have been imposed but for the presentation of the Notes, where presentation is required, for payment on a date more than 30 days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or Holder thereof would have been entitled to Additional Amounts had the Notes been presented for payment on any date during such 30-day period; or

(iv)     that the Holder would not be liable or subject to such withholding or deduction of Bermuda Taxes but for the failure to make a valid declaration of non-residence or other similar claim for exemption such Holder is legally entitled to make, if:

(A)     the making of the declaration or claim is required or imposed by statute, treaty, regulation, ruling or administrative practice of the relevant taxing authority as a precondition to an exemption from, or reduction in, the relevant Taxes; and

(B)     at least 60 days prior to the first payment date with respect to which the Issuer or the Guarantor shall apply this clause, the Issuer or the Guarantor shall have notified all Holders of the Notes in writing that they shall be required to provide this declaration or claim.

(c)     the Issuer and the Guarantor will also:

(i)     withhold or deduct such Bermuda Taxes as required;

(ii)     remit the full amount of Taxes deducted or withheld to the relevant taxing authority in accordance with all applicable laws;

(iii)     use reasonable efforts to obtain from each relevant taxing authority imposing the Taxes certified copies of tax receipts evidencing the payment of any taxes deducted or withheld; and

(iv)     upon request, make available to the Holders of the Notes, within 60 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of Tax receipts evidencing such payment by the Issuer and the Guarantor and, notwithstanding the Issuer or the Guarantor’s efforts to obtain the receipts, if the same are not obtainable, other evidence of such payments.

(d)     The Issuer or the Guarantor shall pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in Bermuda or the United States or any political subdivision or taxing authority of or in the foregoing (or in any jurisdiction in the case of enforcement) with respect to the creation, issue, offering, enforcement, or retirement of the Notes or the Guarantee or with respect to payments or deliveries on the Notes or the Guarantee (other than, in the case of such taxes with respect to payments or deliveries, any taxes excluded from Additional Amounts as described above).

(e)     If payments with respect to the Notes or the Guarantee become subject generally to the taxing jurisdiction of any Territory or any political subdivision or taxing authority having power to tax, other than or in addition to any political subdivision or taxing authority in Bermuda having the power to tax, immediately upon becoming aware thereof the Issuer shall notify the Trustee of such event, and the Issuer or the Guarantor, as the case may be, shall pay Additional Amounts in respect thereof on terms corresponding to the terms of the foregoing provisions of this Section 4.07 with the substitution for (or, as the case may be, in addition to) the references herein to any political subdivisions or taxing authority in Bermuda having the power to tax with references to that other or additional Territory or any political subdivision or taxing authority having the power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid. The term “Territory” means for this purpose any jurisdiction (other than the United States or any political subdivision or taxing authority therein) in which the Issuer or the Guarantor, as the case may be, is incorporated or in which the Issuer or the Guarantor has its place of central management or central control or otherwise resident or doing business for tax purposes or any jurisdiction (other than the United States or any political subdivision or taxing authority therein) of any Paying Agent.

(f)     Whenever there is mentioned in any context the payment of cash and/or delivery of Common Shares or other Reference Property, if any, upon exchange of any Note or the payment of principal of (including the Fundamental Change Repurchase Price or Redemption Price, if applicable) and interest (including Additional Interest) on, any Note or any other amount payable or deliverable with respect to such Note, such mention shall be deemed to include payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(g)     Notwithstanding anything else stated herein, neither the Issuer nor the Guarantor shall pay Additional Amounts on account of any income or withholding Taxes imposed or levied by or on behalf of any political subdivisions or taxing authorities having the power to tax in the United States.

Section 4.08.     Waiver of Stay, Extension or Usury Laws.

The Issuer covenants (to the extent it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time; the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.09.     Rule 144 Additional Interest.

(a)     If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes offered pursuant to the applicable Offering Memorandum, the Guarantor fails to timely file any document or report that the Guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), the Issuer shall pay Additional Interest on such Notes at the rate of 0.25% per annum of the principal amount of Notes outstanding for each day during such six-month period for which the Guarantor’s failure to file has occurred and is continuing.

(b)     If, and for so long as, the Restricted Note Legend on the Notes has not been removed (or deemed removed pursuant to this Indenture), the Notes are assigned a restricted CUSIP or the Notes are not freely tradable by Holders other than the Issuer’s or the Guarantor’s Affiliates or Persons that were Affiliates of the Issuer or the Guarantor during the immediately preceding three months (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), in each case as of the 380th day after the last date of original issuance of the Notes offered pursuant to the applicable Offering Memorandum, the Issuer shall pay Additional Interest on such Notes at a rate equal to 0.25% per annum of the principal amount of such Notes then outstanding until such Notes are so freely tradable.

(c)     Additional Interest payable in accordance with Section 4.09(a) or (b) (“Rule 144 Additional Interest”) shall be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(d)     Notwithstanding anything to the contrary, in no event shall the aggregate of any Rule 144 Additional Interest and any Reporting Additional Interest exceed 0.25% per annum of the principal amount of the Notes in respect of any period regardless of the number of any such events giving rise to such Additional Interest.

(e)     Notwithstanding the foregoing, the Issuer shall not be required to pay Rule 144 Additional Interest pursuant to  Section 4.09(a) or Section 4.09(b) (x) on any date on which (A) the Guarantor shall have filed a Shelf Registration Statement for the resale of the Notes offered pursuant to the applicable Offering Memorandum with respect to which such Rule 144 Additional Interest is payable and any Common Shares issuable upon exchange of such Notes, (B) such Shelf Registration Statement is effective and usable by holders identified therein as selling security holders for the resale of such Notes and any Common Shares issued upon exchange of such Notes, (C) the holders may register the resale of their Notes under such Shelf Registration Statement on terms customary for the resale of exchangeable securities offered in reliance on Rule 144A and (D) such Notes and/or Common Shares sold pursuant to such Shelf Registration Statement become freely tradable as a result of such sale; or (y) once the Guarantor shall have complied with the requirements set forth in subclause (x) above for a period of one year with respect to the Notes offered pursuant to the applicable Offering Memorandum with respect to which such Rule 144 Additional Interest is payable.

(f)     For the avoidance of doubt, in the event Additional Notes are issued under this Indenture pursuant to Section 2.01, for purposes of determining whether Additional Interest shall be payable pursuant to Section 4.09(a) or Section 4.09(b), or whether such Additional Interest is not payable pursuant to Section 4.09(e) with respect to any Notes issued under this Indenture, all Notes that do not have the same CUSIP number or were not offered by the same Offering Memorandum shall be considered separately.

Article 5
SUCCESSOR COMPANY

Section 5.01.     Consolidation, Merger and Sale of Assets of the Issuer.

The Issuer shall not, consolidate or amalgamate with or merge into any other entity or convey, transfer or lease the Issuer’s assets substantially as an entirety to any Person, unless:

(a)     the Person (the “Successor Company”) formed by such consolidation or amalgamation or into which the Issuer is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Issuer substantially as an entirety shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Notes and the performance of every covenant of this Indenture on the part of the Issuer to be performed;

(b)     if as a result of such transaction, the Notes become convertible or exchangeable into Common Shares or other securities issued by a third party, such third party fully and unconditionally guarantees the obligations of the Issuer or such Successor Company under the Notes and this Indenture;

(c)     immediately after giving effect to that type of transaction, no Default or Event of Default shall have occurred and be continuing; and

Section 5.02.     Consolidation, Merger and Sale of Assets of the Guarantor.

The Guarantor shall not, consolidate or amalgamate with or merge into any other entity or convey, transfer or lease the Guarantor’s assets substantially as an entirety to any Person, unless:

(a)     the Person (the “Successor Guarantor”) formed by such consolidation or amalgamation or into which the Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Issuer substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Notes and the performance of every covenant of this Indenture on the part of the Guarantor to be performed;

(b)     if as a result of such transaction, the Notes become convertible or exchangeable into Common Shares or other securities issued by a third party, such third party fully and unconditionally guarantees the obligations of the Guarantor or such Successor Guarantor under the Notes and this Indenture;

(c)     immediately after giving effect to that type of transaction, no Default or Event of Default shall have occurred and be continuing; and

Section 5.03.     Successor to Be Substituted.

Upon any consolidation of the Issuer or the Guarantor with, or merger or amalgamation of the Issuer or the Guarantor into, any other Person, or any conveyance, transfer or lease of the properties and assets of the Issuer or the Guarantor substantially as an entirety in accordance with Section 5.01 or Section 5.02, the Successor Company or Successor Guarantor formed by such consolidation or into which the Issuer or the Guarantor is merged or amalgamated or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Guarantor, as the case may be, under this Indenture with the same effect as if such Successor Company or Successor Guarantor had been named as the Issuer or the Guarantor, as the case may be, herein, and thereafter, except in the case of a lease to another Person, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

Section 5.04.     Opinion of Counsel and Officer’s Certificate to Be Given to the Trustee.

Prior to execution of any supplemental indenture effecting the assumption of obligations under the Notes and this Indenture pursuant to this Article 5 by the Successor Company or the Successor Guarantor, as the case may be, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel from the Issuer or Guarantor, as applicable, as conclusive evidence that any such consolidation, amalgamation, merger, sale, conveyance, transfer, lease or other disposition and any such assumption complies with the provisions of this Article 5 and that all conditions precedent set forth in this Indenture relating to such transaction have been complied with and constitutes the legal, valid and binding obligation of the Issuer enforceable against it in accordance with its terms.

Article 6
DEFAULTS AND REMEDIES

Section 6.01.     Events of Default.

An “Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)     default in the payment of the principal of or premium, if any, or the Redemption Price or Fundamental Change Repurchase Price, on any Note, either at maturity, upon any Tax Redemption or required repurchase, by declaration or otherwise, and continuance of such default for a period of 10 days;

(b)     default in the payment of interest (including Additional Interest) or Additional Amounts, if any, upon any Note when such becomes due and payable, and continuance of such default for a period of 30 days;

(c)     default in the payment or delivery of cash, Common Shares or a combination of cash and Common Shares (including cash in lieu of fractional shares) when required to be paid or delivered following the exchange of a Note, and continuance of such default for a period of 20 days;

(d)     the failure to provide notice of the anticipated effective date or actual effective date of a Fundamental Change within 5 Trading Days of the dates required in this Indenture;

(e)     default in the observance or performance, or breach, of any covenant of the Issuer or the Guarantor in the Notes or this Indenture, and continuance of such default or breach for a period of 90 days after there has been given, in conformity with Section 6.02, to the Issuer and the Guarantor by the Trustee or to the Issuer, the Guarantor and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied;

(f)     the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Issuer or the Guarantor in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging the Issuer or the Guarantor bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or the Guarantor under any applicable Bankruptcy Law, or appointing a custodian, receiver, receiver and manager, interim receiver, administrator, monitor, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or the Guarantor or of any substantial part of the property of the Issuer or the Guarantor, or ordering the winding up or liquidation of the affairs of the Issuer or the Guarantor, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;

(g)     the commencement by the Issuer or the Guarantor of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either of them to the entry of a decree or order for relief in respect of the Issuer or the Guarantor in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against any of them, or the filing by any of them of a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, or the consent by any of them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, receiver and manager, interim receiver, administrator, monitor, liquidator, assignee, trustee, sequestrator or similar official of the Issuer or the Guarantor or of any substantial part of the property of the Issuer or the Guarantor, or the making by either of them of an assignment for the benefit of creditors, or the admission by either of them in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer or the Guarantor in furtherance of any such action; or

(h)     the Guarantee of the Notes ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of such Guarantee) or the Guarantor denies or disaffirms its obligations under such Guarantee.

The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

The Issuer shall deliver notice in writing to the Trustee, within 30 calendar days of becoming aware of the occurrence of any Event of Default or Default (if continuing), in each case, known to the Issuer, setting forth the details of such Event of Default or Default, its status and the action that the Issuer proposes to take with respect thereto.

Section 6.02.     Acceleration.

If an Event of Default (other than an Event of Default specified in Section 6.01(f) or Section 6.01(g)) occurs and is continuing, either the Trustee by notice to the Issuer and the Guarantor, or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal of, Additional Amounts, if any, and accrued and unpaid interest (including Additional Interest) on all then outstanding Notes to be due and payable immediately. If an Event of Default specified in Section 6.01(f) or Section 6.01(g) occurs, the principal of, Additional Amounts, if any, and interest (including Additional Interest) on all Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder.

At any time after such an acceleration of Notes has occurred and before a judgment for payment of the money due has been obtained by the Trustee as hereinafter in this Article 6 provided, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Issuer, the Guarantor and the Trustee, may rescind and annul such acceleration and its consequences if:

(a)     the Issuer or the Guarantor has paid or deposited with the Trustee a sum sufficient to pay:

(i)     the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and Additional Amounts, if any, and any interest (including Additional Interest) thereon then due at the rate or rates prescribed therefor in such Notes or in this Indenture;

(ii)     to the extent that payment of such interest is lawful, interest upon overdue interest and overdue Additional Amounts, if any, at the rate or rates prescribed therefor in such Notes or in this Indenture;

(iii)     all sums paid or advanced by the Trustee hereunder and the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b)     all Events of Default, other than the non-payment of the principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

If the maturity of the Notes is accelerated pursuant to this Section 6.02, 100% of the principal amount thereof and premium, if any, shall become due and payable plus Additional Amounts, if any, and accrued and unpaid interest (including Additional Interest) to the date of payment.

Section 6.03.     Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, Additional Amounts, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04.     Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Notes outstanding may, on behalf of all Holders, waive any existing Default or Event of Default under this Indenture and its consequences (including waivers obtained in connection with a tender offer or exchange offer for the Notes or a solicitation of consents in respect of the Notes, provided that in each case such offer or solicitation is made to all Holders of the Notes then outstanding on equal terms), except:

(a)     the Issuer’s failure to pay principal of or interest on any Notes when due;

(b)     the Issuer’s failure to exchange any Notes into cash, Common Shares or a combination of cash and Common Shares, as the case may be, pursuant to the terms of this Indenture;

(c)     the Issuer’s failure to pay the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date in connection with a Holder exercising its repurchase rights; or

(d)     the Issuer’s failure to comply with any of the provisions of this Indenture that under 0 cannot be amended without the consent of each Holder affected.

When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05.     Control by Majority.

The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it hereunder. The Trustee, however, may refuse to follow any direction that conflicts with applicable law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall receive indemnification from such Holders reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

Section 6.06.     Limitation on Suits.

No Holder may pursue any remedy under this Indenture, unless:

(a)     such Holder has given the Trustee written notice of an Event of Default and such Event of Default continues;

(b)     the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request to the Trustee to pursue the remedy, and offered to the Trustee security or indemnity reasonably satisfactory to it against any cost, liability or expense of the Trustee;

(c)     the Trustee has not instituted this action within 60 calendar days after receipt of such request; and

(d)     during such 60 calendar day period, the Trustee has not received an inconsistent direction from the Holders of a majority in aggregate principal amount of the outstanding Notes.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee shall not have any affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07.     Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal (including payments pursuant to the required repurchase or redemption provisions of the Notes) of, premium, if any, Additional Amounts, if any and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes or in the event of repurchase, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. In addition, notwithstanding any other provision of this Indenture, the right of any Holder to enforce its rights of exchange in accordance with the provisions of Article 10, on or after the applicable date for settlement of the Issuer’s Exchange Obligation, shall not be impaired or affected without the consent of such Holder.

Section 6.08.     Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a), Error! Reference source not found. or Error! Reference source not found. occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or, if applicable, the Guarantor for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

Section 6.09.     Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel) and the Holders allowed in any judicial proceedings relative to the Issuer, its Subsidiaries, the Guarantor or their respective creditors or property and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter, and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Section 6.10.     Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under this Indenture;

SECOND: to Holders for amounts due and unpaid on the Notes for principal (including payments pursuant to the required repurchase provisions of the Notes) and interest, ratably without preference or priority of any kind, according to the amounts due and payable on the Notes for principal (including payments pursuant to the required repurchase provisions of the Notes), Additional Amounts, if any, and interest or in respect of any Exchange Obligation of the Issuer, respectively; and

THIRD: to the Issuer and Guarantor.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least fifteen calendar days before such record date, the Trustee shall mail to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

Section 6.11.     Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Sections 6.06 and 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

Section 6.12.     Failure to Comply with Reporting Covenant.

Notwithstanding anything to the contrary in this Indenture, if the Issuer so elects, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations in described in Section 4.03(a) hereof, shall, at the Issuer’s option, for the 365 calendar days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at an annual rate equal to 0.25% of the principal amount of the Notes (“Reporting Additional Interest”).  Reporting Additional Interest shall be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes. In the event the Issuer does not elect to pay the Reporting Additional Interest upon an Event of Default in accordance with this Section 6.12, the Notes shall be subject to acceleration as provided in Section 6.02. Notwithstanding anything to the contrary, in no event shall the aggregate of any Reporting Additional Interest and any Rule 144 Additional Interest for any period exceed 0.25% per annum of the principal amount of the Notes in respect of such period, regardless of the number of events or circumstances giving rise to the requirement to pay any such Reporting Additional Interest and any Rule 144 Additional Interest. Reporting Additional Interest shall accrue on all outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations in Section 4.03(a) first occurs to, but not including, the 365th day thereafter (or such earlier date on which the Event of Default is cured or waived). On such 365th day if such Event of Default is continuing, such Reporting Additional Interest will cease to accrue and the Notes will be subject to acceleration as provided in Section 6.02 above. This Section 6.12 will not affect the rights of Holders in the event of the occurrence of any other Event of Default.

Article 7
TRUSTEE

Section 7.01.     Duties of Trustee.

(a)     If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)     Except during the continuance of an Event of Default:

(i)     the Trustee need only perform such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)     in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates and opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine such certificates and opinions to determine whether or not, on their face, they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)     The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)     this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)     the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)     the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)     Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)     The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f)     Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)     No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h)     Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 7.02.     Rights of Trustee.

(a)     The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)     Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c)     The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)     The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(e)     The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(f)     The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(g)     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(h)     The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(i)     The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.

(j)     The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authorities and governmental action.

(k)     Any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by copies thereof certified by the Secretary or an Assistant Secretary (or equivalent Officer).

(l)       The permissive rights of the Trustee set forth in this Indenture shall not be construed as duties.

(m)     The Trustee shall be permitted to engage in other transactions with the Issuer or the Guarantor; provided that if the Trustee acquires any conflicting interest, it must eliminate such conflict or resign pursuant to this Article 7.

(n)     In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(o)     the Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.

(p)     The Trustee shall have no responsibility for any information in the Original Offering Memorandum or other disclosure materials distributed with respect to the Notes.

Section 7.03.     Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Guarantor or their respective Affiliates with the same rights it would have if it were not Trustee. Any Exchange Agent, Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Section 7.11.

Section 7.04.     Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any Guarantee, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer or the Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.05.     Notice of Defaults.

(a)     The Trustee shall not be deemed to have notice of any Default or Event of Default, unless a Responsible Officer has received written notice thereof at its Corporate Trust Office, and such notice references this Indenture. No duty imposed upon the Trustee in this Indenture shall be applicable with respect to any Default or Event of Default of which the Trustee is not deemed to have notice.

(b)     If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail by first class mail to each Holder at the address set forth in the Register written notice of the Default or Event of Default within 90 calendar days after it becomes aware of the occurrence of such Default or Event of Default, unless such Default or Event of Default shall have been cured or waived. Except in the case of a Default or Event of Default in payment of principal or interest on any Notes or a Default in the failure to deliver the consideration due upon exchange, the Trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the Holders.

Section 7.06.     [Reserved.]

Section 7.07.     Compensation and Indemnity.

The Issuer shall pay to the Trustee from time to time such compensation as the Issuer and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. Each of the Issuer and the Guarantor, jointly and severally, shall indemnify the Trustee, and hold it harmless, against any and all loss, liability, claim (whether asserted by the Issuer, the Holder or any other person) or expense (including reasonable attorneys’ fees and expenses) incurred by or in connection with the offer and sale of the Notes or the acceptance or administration of this trust and the performance of its duties or powers hereunder. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided,  however, that any failure so to notify the Issuer shall not relieve the Issuer of its indemnity obligations hereunder. The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such indemnified parties may have separate counsel and the Issuer shall pay the fees and expenses of such counsel; provided,  however, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuer and such parties in connection with such defense. Notwithstanding any of the foregoing, the Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct and negligence. The Issuer and the Guarantor need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

To secure the Issuer’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and any liquidated damages on particular Notes.

The obligations of the Issuer and the Guarantor pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Error! Reference source not found. or Error! Reference source not found. with respect to the Issuer the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.08.     [Reserved.]

Section 7.09.     Replacement of Trustee.

The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(a)     the Trustee fails to comply with Section 7.11;

(b)     the Trustee is adjudged bankrupt or insolvent;

(c)     a receiver or other public officer takes charge of the Trustee or its property; or

(d)     the Trustee otherwise becomes incapable of acting.

If the Trustee is removed by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if the Trustee resigns, is removed by the Issuer or a vacancy otherwise exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 90 calendar days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction (at the expense of the Issuer) for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.101, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s and the Guarantor’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.10.     Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.11.     Eligibility; Disqualification.

The Trustee shall at all times satisfy the requirements of Trust Indenture Act § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act § 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer or the Guarantor are outstanding if the requirements for such exclusion set forth in Trust Indenture Act § 310(b)(1) are met.

Article 8
DISCHARGE OF INDENTURE

Section 8.01.     Discharge of Liability on Notes.

(a)     This Indenture shall, subject to Section 8.01(b), cease to be of further effect if:

(i)     the Issuer (A) delivers all outstanding Notes (other than Notes replaced pursuant to Section 2.09) to the Trustee for cancellation or (B) (x) deposits with the Trustee or the Paying Agent after such Notes have become due and payable, whether at stated maturity, upon exchange, or on any Fundamental Change Repurchase Date or Redemption Date, cash (including any cash in lieu of fractional shares in connection with the exchange) and (y) in the case of an exchange for which a Physical Settlement or Combination Settlement applies, delivers to the exchanging Holders Common Shares issuable upon exchange, in each case calculated in accordance with this Indenture sufficient to satisfy all obligations due on all outstanding Notes and pays all other sums payable under this Indenture; and

(ii)     the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided herein relating to the satisfaction and discharge of this Indenture have been complied with.

(b)     Notwithstanding Section 8.01(a), the obligations of the Issuer and the Guarantor, as applicable, in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, and 7.07 and in this Article 8 shall survive until the Notes have been paid in full. Thereafter, the obligations of the Issuer and the Guarantor, as applicable, in Sections 7.07, 8.03 and 8.04 shall survive such satisfaction and discharge.

Section 8.02.     Application of Trust Money.

The Trustee shall hold in trust money or other property due in respect of exchanged Notes or payments due under this Article 8 deposited with it pursuant to this Article 8. It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes due in respect of exchanged Notes, in accordance with this Indenture in relation to the exchange of Notes pursuant to the terms hereof.

Section 8.03.     Repayment to Issuer.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest and any Common Shares or other property due in respect of exchanged Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money and/or securities must look to the Issuer for payment as general creditors.

Section 8.04.     Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or to deliver any other property due in respect of exchanged Notes or other payments due in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or other property due in respect of exchanged Notes or other payments due in accordance with this Article 8; provided,  however, that, if the Issuer has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Article 9
AMENDMENTS

Section 9.01.     Without Consent of Holders.

This Indenture (including the terms and conditions of the Notes) and the Notes may be modified or amended by the Issuer, the Guarantor, the Securities Administrator and the Trustee, without the consent of the Holders, to, among other things:

(a)     convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes any property or assets;

(b)     evidence the succession of another Person to the Issuer or the Guarantor, or successive successions, and the assumption by the Successor Company or Successor Guarantor of the covenants, agreements and obligations of the Issuer or the Guarantor pursuant to Section 5.01 or Section 5.02;

(c)     add to the covenants of the Issuer or the Guarantor such further covenants, restrictions, conditions or provisions as the Issuer or the Guarantor and the Trustee shall consider to be for the protection of the Holders of Notes, to surrender any right or power herein conferred upon the Issuer or the Guarantor, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture; provided that in respect of any such additional covenant, restriction, condition or provision such amendment or supplement may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Notes to waive such an Event of Default;

(d)     cure any ambiguity or omission or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; provided that no such action shall adversely affect the interests of the Holders of the Notes;

(e)     increase the Exchange Rate as provided herein;

(f)     irrevocably elect or eliminate one or more Settlement Methods to the extent such Settlement Method is available under this Indenture, or, in the case of Combination Settlement, irrevocably elect a Specified Dollar Amount;

(g)     provide for exchange rights of Holders and the Issuer’s repurchase obligations in connection with a Fundamental Change and/or in the event of any events described under Section 10.05;

(h)     provide for uncertificated Notes in addition to or in place of certificated Notes, provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(i)     provide for the issuance of Additional Notes and related Guarantees;

(j)     add guarantees of obligations under the Notes;

(k)     provide for a successor Trustee;

(l)     to effect any provision of this Indenture;

(m)   to conform the text of this Indenture or the Notes to the “Description of the Notes” set forth in the Original Offering Memorandum to the extent such provision in the “Description of the Notes” was intended to be a verbatim, or substantially verbatim, recitation of provisions of this Indenture or the Notes (which intent may be evidenced by an Officer’s Certificate to such effect); or

(n)    to make any other change that does not adversely affect the rights of any Holder.

Upon the request of the Issuer and the Guarantor and upon receipt by the Trustee and the Securities Administrator of the documents described in Section 9.06, the Trustee and the Securities Administrator shall join with the Issuer and the Guarantor in the execution of any supplemental indenture entered into to effect any such amendment, supplement or waiver.

Section 9.02.     With Consent of Holders.

Except as provided in Section 9.01 or below in this 0, the Issuer, the Guarantor, the Trustee and the Securities Administrator may amend or supplement this Indenture or any of the Notes with the consent (including consents obtained in connection with a tender offer or exchange offer for the Notes or a solicitation of consents in respect of the Notes, provided that in each case such offer or solicitation is made to all Holders of the Notes then outstanding on equal terms) of the Holders of a majority in aggregate principal amount of the Notes then outstanding affected thereby.

Upon the request of the Issuer and the Guarantor and upon the filing with the Trustee and the Securities Administrator of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee and the Securities Administrator of the documents described in Section 9.06, the Trustee and the Securities Administrator shall join with the Issuer and the Guarantor in the execution of any supplemental indenture entered into to effect any such amendment, supplement or waiver. After an amendment, supplement or waiver under this 0 becomes effective, the Issuer shall send to the Holders of each Note affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

The Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuer or the Guarantor with any provision of this Indenture or the Notes (including waivers obtained in connection with a tender offer or exchange offer for such Notes or a solicitation of consents in respect of such Notes, provided that in each case such offer or solicitation is made to all Holders of the Notes then outstanding on equal terms), except a default in the payment of the principal of, premium, if any, Additional Amounts, if any, or interest on any Notes or in respect of a provision which under this Indenture cannot be amended without the consent of the holder of each outstanding Note affected.

It shall not be necessary for the consent of the Holders under this 0 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not:

(a)     extend the final maturity of the principal of any of the Notes;

(b)     reduce the principal amount of any of the Notes;

(c)     reduce the rate or extend the time of payment of interest (including Additional Interest), or Additional Amounts, if any, on any of the Notes;

(d)     reduce any amount payable on redemption of any of the Notes or upon required repurchase upon a Fundamental Change;

(e)     change the currency in which the principal of or premium, if any, Additional Amounts, if any, or interest (including Additional Interest) on any of the Notes is payable;

(f)     change the Issuer’s obligation to repurchase any Notes upon a Fundamental Change in a manner adverse to the Holders;

(g)     affect the right of a Holder to exchange any Notes into cash, Common Shares or a combination of cash and Common Shares, as the case may be, or reduce the number of Common Shares or amount of property, including cash, receivable upon exchange pursuant to the terms of this Indenture;

(h)     impair the right to institute suit for the enforcement of any payment of principal of or premium, if any, Additional Amounts, if any, or interest on any Note (including Additional Interest);

(i)     make any change in the percentage of principal amount of the Notes necessary to waive compliance with or to modify certain provisions of this Indenture; or

(j)     waive a continuing Default or Event of Default in the payment of principal of or premium, if any, Additional Amounts, if any, or interest, including Additional Interest, on the Notes.

Section 9.03.     [Reserved.]

Section 9.04.     Revocation and Effect of Consents and Waivers.

A consent to an amendment or a waiver by a Holder shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective once both (i) the requisite number of consents have been received by the Issuer or the Trustee and (ii) such amendment or waiver has been executed by the Issuer, the Guarantor and the Trustee.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 calendar days after such record date.

Section 9.05.     Notation on or Exchange of Notes.

If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

Section 9.06.     Trustee to Sign Amendments.

The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be provided with, and (subject to Sections 7.01 and 7.02) shall be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligation of the Issuer enforceable against it in accordance with its terms (which Officer’s Certificate and Opinion of Counsel may contain customary exceptions and qualifications).

Article 10
EXCHANGE OF NOTES

Section 10.01.     Right to Exchange.

Upon compliance with the provisions of this Article 10, a Holder may exchange, at such Holder’s option, all or part of its Notes, in multiples of $1,000, based on the Exchange Rate (the “Exchange Obligation”). Prior to the close of business on the second Business Day immediately preceding December 15, 2023, Holders shall have the right to exchange their Notes only under the circumstances described in clauses (a) through (e) below. On or after December 15, 2023, a Holder may surrender its Notes for exchange at any time on or prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date without regard to the conditions in clauses (a) through (e) below. In no event may Notes be surrendered for exchange after the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date.

(a)     Exchange Upon Satisfaction of Sale Price Condition. All or a portion of a Holder’s Notes may be surrendered for exchange on any date during any fiscal quarter beginning after March 31, 2017 (and only during such fiscal quarter) if the Closing Sale Price of the Common Shares was more than 130% of the then current Exchange Price for at least 20 Trading Days (whether or not consecutive) in the period of the 30 consecutive Trading Days ending on the last Trading Day of the previous fiscal quarter.

(b)     Exchange Upon Specified Corporate Transactions. If the Guarantor elects to:

(i)     distribute to holders of its Common Shares generally certain rights, options or warrants (or any other security for which a Closing Sale Price must be determined) entitling them to purchase, for a period expiring within 45 calendar days after the declaration date for such distribution, Common Shares at a price per share less than the Closing Sale Price of the Common Shares on the Trading Day immediately preceding the declaration date for such distribution; or

(ii)     distribute to holders of its Common Shares generally cash, other assets, securities or rights to purchase securities of the Guarantor, which distribution has a per Common Share value as reasonably determined by the Guarantor’s Board of Directors (or a committee thereof) exceeding 15% of the Closing Sale Price of the Common Shares on the Trading Day immediately preceding the declaration date for such distribution, then, in each case, the Issuer shall notify all Holders either (x) at least 45 Scheduled Trading Days prior to the Ex‑Date for any such distribution by notice in writing or (y) at least 10 Scheduled Trading Days prior to the Ex‑Date for such distribution; provided that, if the Issuer provides such notice in accordance with this clause (y) but not in accordance with the immediately preceding clause (x), notwithstanding anything to the contrary under Section 10.02 below or any other provision of this Indenture, the Issuer shall be required to settle all exchanges of Notes with an Exchange Date occurring during the period from, and including, the date of such notice to, and including, the Ex-Date for such distribution using Physical Settlement and the Issuer shall so notify the Holders in such notice in writing. Once the Issuer has given such notice, a Holder may surrender all or a portion of its Notes for exchange at any time until the earlier of the close of business on the Business Day immediately preceding the Ex-Date or the Issuer’s public announcement that such distribution shall not take place, even if the Notes are not otherwise exchangeable at such time.  No Holder may exercise this right to exchange if such Holder otherwise may participate in the distribution, without exchange, on the same terms as holders of the Common Shares as if such Holder held a number of Common Shares equal to the Exchange Rate on the Record Date of such distribution for each $1,000 principal amount of Notes held by such Holder (calculated on an aggregate basis per Holder).

(c)     Exchange Upon a Fundamental Change and Certain Other Corporate Events.

If (1) the Guarantor is a party to a consolidation, merger, amalgamation, binding share exchange or sale or conveyance of all or substantially all of the Guarantor’s property and assets that does not constitute a Fundamental Change or a Make-Whole Fundamental Change, in each case, pursuant to which the Common Shares would be converted into Reference Property or (2) a Fundamental Change or a Make-Whole Fundamental Change (other than in connection with a Redemption Notice) occurs, in each case, a Holder may surrender Notes for exchange. The Issuer shall notify each Holder, the Trustee and the Exchange Agent (if other than the Trustee) (i) as promptly as practicable following the date the Issuer publicly announces such transaction but in no event less than 25 Scheduled Trading Days prior to the anticipated Effective Date for any such transaction or (ii) if the Issuer does not have knowledge of such transaction at least 25 Scheduled Trading Days prior to the anticipated effective date of such transaction, within three Business Days of the date upon which the Issuer receives notice, or otherwise becomes aware, of such transaction, but in no event later than the actual Effective Date of such transaction by notice in writing. In any such case, each Holder will have the right to exchange its Notes at any time beginning 25 Scheduled Trading Days prior to the date the Issuer notifies Holders as being the anticipated Effective Date of the transaction (or, if later, the Business Day after the Issuer gives notice of such transaction) to, and including the date which is the earlier of (x) the date which is 35 Trading Days after the date that is the actual effective date of such transaction or, in the case of any transaction or event described above that also constitutes a Fundamental Change, the close of business on the Business Day immediately preceding the relevant Fundamental Change Repurchase Date and (y) the second Scheduled Trading Day immediately preceding the Maturity Date. If any Holder has submitted any or all of its Notes for repurchase in connection with a Fundamental Change, unless such Holder has withdrawn such Notes in a timely fashion, its exchange rights on the Notes so subject to repurchase will expire at the close of business on the second Business Day preceding the Fundamental Change Repurchase Date, unless the Issuer defaults in the payment of the Fundamental Change Repurchase Price. If any Holder has submitted any Notes for repurchase, such Notes may be exchanged only if such Holder timely submits a withdrawal notice and, if the Notes submitted are evidenced by a Global Note, such Holder complies with appropriate Depositary procedures.

(d)     Exchange Upon Satisfaction of Trading Price Condition. Notes may be surrendered for exchange at any time during the five consecutive Business Day period immediately following any ten consecutive Trading Day period in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth in this Section 10.01(d), for each Trading Day of such ten Trading Day period was less than 98% of the product of the Closing Sale Price of the Common Shares for each Trading Day during such ten Trading Day period and the then applicable Exchange Rate. The bid solicitation agent (if other than the Issuer) shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Issuer shall have requested such a determination.  The Issuer shall have no obligation to make that request (or, if the Issuer is acting as bid solicitation agent, the Issuer shall have no obligation to determine the Trading Price of the Notes) unless a Holder of Notes requests that the Issuer do so.  If such a Holder provides such request, the Issuer shall instruct the bid solicitation agent (if other than the Issuer) to determine, or, if the Issuer is acting as bid solicitation agent, the Issuer shall determine, the Trading Price per $1,000 principal amount of Notes for each Trading Day until the minimum Trading Price threshold is exceeded. If (x) the Issuer is not acting as bid solicitation agent, and the Issuer does not so instruct the bid solicitation agent to obtain bids when required, or (y) the Issuer is acting as bid solicitation agent, and it fails to solicit bids when required, then, in either case, the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Closing Sale Price of the Common Shares and the applicable Exchange Rate on each Trading Day such failure occurs. The bid solicitation agent (if other than the Issuer), the Exchange Agent and the Trustee shall have no obligation to determine the Trading Price of the Notes.

The Issuer shall initially act as the bid solicitation agent.

(e)     Exchange Upon Redemption.  If the Issuer calls any Note for a Tax Redemption, then the Holder of such Note may exchange such Note at any time before the close of business on the second Business Day immediately before the related

Redemption Date (or, if the Issuer fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Issuer pays such Redemption Price in full).

Section 10.02.     Exchange Procedures; Settlement Upon Exchange; No Adjustment for Interest or Dividends; Cash Payments in Lieu of Fractional Shares.

(a)     In order to exercise the exchange right with respect to any Notes in certificated form, a Holder must, prior to the deadline for such exchange specified in Section 10.01:

(i)     complete and manually sign a notice of exchange in the form entitled “Exchange Notice” attached to the reverse of such certificated Note (or a facsimile thereof) (a “Exchange Notice”);

(ii)     deliver such Exchange Notice and the certificated Notes to be exchanged to the Exchange Agent at the office of the Exchange Agent;

(iii)     to the extent any Common Shares issuable upon exchange are to be issued in a name other than the Holder’s, furnish appropriate endorsements and transfer documents as may be required by the Exchange Agent;

(iv)     if required pursuant to this Section 10.02(a), pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled; and

(v)      if required pursuant to Section 10.02(g), pay all transfer or similar taxes, if any.

In order to exercise the exchange right with respect to any interest in a Global Note, a Holder must, prior to the deadline for such exchange specified in Section 10.01:

(i)      exchange by book-entry transfer to the Exchange Agent through the facilities of the Depositary and the Exchange Notice must comply with all applicable Depositary procedures;

(ii)     if required pursuant to this Section 10.02(a), pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled; and

(iii)     if required pursuant to Section 10.02(g), pay all transfer or similar taxes, if any.

The date on which the Holder satisfies the foregoing requirements is the “Exchange Date.” The Notes shall be deemed to have been exchanged immediately prior to the close of business on the Exchange Date; provided,  however, that the Person in whose name any Common Shares shall be issuable upon such exchange shall become the holder of record of such shares as of the close of business on the Exchange Date, in the case of Physical Settlement, or the last Trading Day of the relevant Exchange Period, in the case of Combination Settlement except as set forth in Section 10.04.

If a Holder exchanges any Notes after the close of business on the Regular Record Date for an interest payment but on or prior to the open of business on the corresponding Interest Payment Date, the record Holder at the close of business on such Regular Record Date (if other than such Holder) shall receive any interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the exchange.  Such Notes, upon surrender for exchange, must be accompanied by funds equal to the amount of interest that has accrued and shall be paid on the Notes being exchanged on the corresponding Interest Payment Date. However, such Holder is not required to make such payment:

(i)      if such Holder exchanges its Notes following the close of business on the Regular Record Date immediately preceding the Maturity Date;

(ii)      if such Holder exchanges its Notes in connection with a Fundamental Change and the Issuer has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date

(iii)      to the extent of any overdue interest, if overdue interest exists at the time of exchange with respect to such Holder’s Notes; or

(iv)      if the Issuer has specified a Redemption Date that is after a Regular Record Date and on or prior to the third Business Day immediately following the corresponding Interest Payment Date.

Therefore, for the avoidance of doubt, all record Holders of Notes on the Regular Record Date immediately preceding the Maturity Date, the Redemption Date and any Fundamental Change Repurchase Date described in (i), (ii) and (iv) above will receive the full interest payment due on the Maturity Date, Redemption Date or Fundamental Change Repurchase Date or other applicable interest payment date regardless of whether their Notes have been exchanged following such Regular Record Date.

If a Holder has already delivered a Fundamental Change Repurchase Notice pursuant to Section 3.01 with respect to a Note, such Holder may not surrender that Note for exchange until such Holder has validly withdrawn the Fundamental Change Repurchase Notice in accordance with Section 3.02, except as to a portion of such Note that is not subject to such Fundamental Change Repurchase Notice.

(b)     Subject to this Section 10.02, Section 10.03 and Section 10.05, upon exchange of any Note, the Issuer may, at its election, pay or deliver, as the case may be, to the exchanging Holder, in respect of each $1,000 principal amount of Notes being exchanged either solely cash (“Cash Settlement”), solely Common Shares (other than cash in lieu of any fractional shares) (“Physical Settlement”) or a combination of cash and Common Shares (“Combination Settlement”), as set forth in this Section 10.02(b).

All exchanges occurring on or after December 15, 2023 shall be settled using the same Settlement Method. Prior to December 15, 2023, the Issuer shall use the same Settlement Method for all exchanges occurring on the same Exchange Date, but the Issuer shall not have any obligation to use the same Settlement Method with respect to exchanges that occur on different Exchange Dates. However, notwithstanding anything to the contrary, if any Notes are called for a Tax Redemption, then the Issuer shall specify in the related Redemption Notice the Settlement Method that will apply to all exchanges of Notes with an Exchange Date that occurs on or after the Tax Redemption Notice Date and before the related Redemption Date

If the Issuer elects a Settlement Method, the Issuer shall notify Holders so exchanging of such Settlement Method through the Securities Administrator, who shall inform Holders through DTC, no later than the close of business on the second Scheduled Trading Day immediately following the related Exchange Date (or, in the case of any exchanges occurring on or after December 15, 2023, no later than the close of business on the Scheduled Trading Day immediately preceding December 15, 2023). If the Issuer does not timely elect a Settlement Method, the Issuer shall no longer have the right to elect Cash Settlement or Physical Settlement, and the Issuer shall be deemed to have elected Combination Settlement in respect of its Exchange Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000. If the Issuer elects Combination Settlement but does not timely notify exchanging Holders of the Specified Dollar Amount per $1,000 principal amount of Notes, such Specified Dollar Amount will be deemed to be $1,000.  The Issuer may from time to time change the default Settlement Method by written notice to the Holders.

The cash, Common Shares or combination of cash and Common Shares in respect of any exchange of Notes (the “Settlement Amount”) shall be computed as follows:

(i)     if the Issuer elects to satisfy its Exchange Obligation in respect of such exchange by Physical Settlement, the Issuer shall deliver to exchanging Holders in respect of each $1,000 principal amount of Notes being exchanged a number of Common Shares equal to the Exchange Rate in effect on the Exchange Date (and cash in lieu of any fractional share as described in Section 10.02(i));

(ii)     if the Issuer elects to satisfy its Exchange Obligation in respect of such exchange by Cash Settlement, the Issuer shall pay to exchanging Holders in respect of each $1,000 principal amount of Notes being exchanged cash in an amount equal to the sum of the Daily Exchange Values for each of the 20 consecutive Trading Days in the relevant Exchange Period; and

(iii)     if the Issuer elects (or is deemed to have elected) to satisfy its Exchange Obligation in respect of such exchange by Combination Settlement, the Issuer shall pay or deliver, as the case may be, to exchanging Holders in respect of each $1,000 principal amount of Notes being exchanged, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days in the relevant Exchange Period (and cash in lieu of any fractional share as described in Section 10.02(i)).

(c)     Except as described under Section 10.03, Section 10.04 and Section 10.05, if Cash Settlement or Combination Settlement is applicable, the Issuer shall pay and/or deliver the consideration due upon exchange on the third Business Day immediately following the final Trading Day of the related Exchange Period. If Physical Settlement is applicable, the Issuer shall deliver the consideration due upon exchange on the third Business Day immediately following the related Exchange Date (except as otherwise provided in Section 10.04); provided, that, with respect to any Exchange Date with respect to which Physical Settlement applies occurring after December 15, 2023, settlement will occur on the Maturity Date.

(d)     If more than one Note shall be surrendered for exchange at one time by the same Holder, the Exchange Obligation with respect to such Notes, if any, that shall be payable upon exchange shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(e)     In case any certificated Note shall be surrendered for partial exchange, the Issuer shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the certificated Note so surrendered, without charge to such Holder, a new certificated Note or Notes in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered certificated Note.

(f)     Upon the exchange of an interest in a Global Note, the Trustee and the Depositary shall reduce the principal amount of such Global Note in their records.

(g)     The issue of stock certificates on exchanges of Notes shall be made without charge to the exchanging Holder of Notes for any taxes or duties in respect of the issue thereof. The Issuer shall not, however, be required to pay any such tax or duty which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Notes exchanged, and the Issuer shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Issuer the amount of such tax or duty or shall have established to the satisfaction of the Issuer that such tax has been paid.

(h)     Except as provided in Section 10.02(a), upon exchange, Holders shall not receive any separate cash payment of accrued and unpaid interest on the Notes. Accrued and unpaid interest and Additional Amounts, if any, attributable to the period from the most recent Interest Payment Date to the Exchange Date shall be deemed to be paid in full with the payment or delivery, as the case may be, of the cash, Common Shares or a combination thereof, upon exchange, rather than cancelled, extinguished or forfeited. With respect to any exchange with Combination Settlement, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such exchange.  The Issuer’s payment or delivery to the Holders of the cash, Common Shares or a combination thereof, to be paid upon exchange of the Notes (including any cash payment in lieu of fractional shares) shall be deemed to satisfy the Issuer’s obligation to pay:

(i)     the principal amount of the Notes; and

(ii)     accrued and unpaid interest and Additional Amounts, if any, attributable to the period from the most recent Interest Payment Date to the Exchange Date.

(i)     The Guarantor shall not issue fractional Common Shares upon exchange of the Notes. If any fractional Common Shares would be issuable upon the exchange of any Note or Notes, the Issuer shall instead pay cash in lieu of fractional shares based on the Closing Sale Price of the Common Shares on the relevant Exchange Date, in the case of Physical Settlement, or on the final Trading Day of the relevant Exchange Period, in the case of Combination Settlement.

(j)     Except as described under Section 10.04, the Issuer shall not make any payment or other adjustment for dividends on any Common Shares issued upon exchange of the Notes.

(k)     The Issuer shall inform the Trustee or the Securities Administrator upon its request if the Notes have become exchangeable under Section 10.01(a).

Section 10.03.     Adjustment to Exchange Rate Upon a Make-Whole Fundamental Change.

If and only to the extent (i) a Holder elects to exchange its Notes in connection with a Fundamental Change described in the definition of Fundamental Change (determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the Majority Ownership Exception in the definition of Change in Control) or (ii) the Issuer provides a Redemption Notice in accordance with Section 12.02 (each, a “Make-Whole Fundamental Change”), the Exchange Rate shall be increased by an additional number of Common Shares (the “Additional Shares”).

The number of Additional Shares shall be determined by reference to the table below, based on (x) with respect to a Make-Whole Fundamental Change pursuant to clause (i) of the definition thereof, the date on which the Make-Whole Fundamental Change occurs or becomes effective; and (y) with respect to a Make-Whole Fundamental Change pursuant to clause (ii) of the definition thereof, the Tax Redemption Notice Date (each, a “Make-Whole Effective Date”) and, in either case, the price paid (or deemed paid) per share (the “Share Price”) per Common Share with respect to such Make-Whole Fundamental Change. If holders of Common Shares receive only cash as a result of a Make-Whole Fundamental Change, the Share Price will be the cash amount paid per share. Otherwise, the Share Price will be the average of the Closing Sale Prices of the Common Shares on the five Trading Days immediately preceding the Make-Whole Effective Date of such Make-Whole Fundamental Change. The Issuer shall notify Holders of the anticipated Make-Whole Effective Date with respect to a Make-Whole Fundamental Change pursuant to clause (i) of the definition thereof at least 35 Scheduled Trading Days prior to such Make-Whole Effective Date.  Notwithstanding the foregoing, the Issuer shall not be required to make any adjustment referred to in this Section 10.03 if the Make-Whole Effective Date is after the Maturity Date.

An exchange of the Notes by a Holder shall be deemed for purposes of this Section 10.03 to be “in connection with” a Make-Whole Fundamental Change pursuant to clause (i) of the definition thereof only if the Exchange Date occurs on or following the Make-Whole Effective Date of the Make-Whole Fundamental Change but before the close of business on the second Scheduled Trading Day immediately preceding the related Fundamental Change Repurchase Date (as specified in the Fundamental Change Issuer Notice) (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the Majority Ownership Exception, the 25th Trading Day immediately following such Make-Whole Effective Date).  An exchange of Notes by a Holder shall be deemed for purposes of this Section 10.03 to be “in connection with” a Make-Whole Fundamental Change pursuant to clause (ii) of the definition thereof if the Exchange Date occurs from, and including, the date of the related Redemption Notice (the “Tax Redemption Notice Date”) up to, and including, the close of business on the second Scheduled Trading Day immediately prior to the related Redemption Date.

The number of Additional Shares set forth in the table below shall be adjusted in the same manner as and at the same time as the Exchange Rate of the Notes is adjusted pursuant to Section 10.04. The Share Prices set forth in the first row of the table below (i.e., the column headers) shall be simultaneously adjusted to equal the Share Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which shall be the Exchange Rate immediately prior to the adjustment and the denominator of which shall be the Exchange Rate as so adjusted.

The following table sets forth the number of Additional Shares by which the Exchange Rate shall be adjusted:

	Share Price
Effective Date	$17.97	$20.00	$22.50	$25.16	$27.50	$30.00	$35.00	$40.00	$50.00	$60.00	$75.00
January 13, 2017	15.8995	13.1490	10.5413	8.4320	6.9825	5.7427	3.9326	2.7138	1.2746	0.5487	0.0900
January 15, 2018	15.8995	13.1490	10.5413	8.4118	6.9153	5.6437	3.8057	2.5845	1.1704	0.4788	0.0647
January 15, 2019	15.8995	13.1490	10.5413	8.3398	6.7927	5.4887	3.6266	2.4105	1.0372	0.3923	0.0360
January 15, 2020	15.8995	13.1490	10.5329	8.1475	6.5502	5.2183	3.3483	2.1563	0.8578	0.2847	0.0100
January 15, 2021	15.8995	13.1490	10.2156	7.7273	6.0876	4.7427	2.9031	1.7745	0.6158	0.1570	0.0000
January 15, 2022	15.8995	12.9315	9.5058	6.9110	5.2491	3.9260	2.2029	1.2200	0.3182	0.0363	0.0000
January 15, 2023	15.8995	11.8580	8.0587	5.3271	3.6982	2.5037	1.1389	0.4940	0.0494	0.0000	0.0000
January 15, 2024	15.8995	10.2510	4.6956	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

provided,  however, that the exact Share Price and Make-Whole Effective Date may not be set forth on the table, in which case, if the Share Price is:

(1)      between two Share Prices in the table or such Make-Whole Effective Date is between two Make-Whole Effective Dates on the table, the number of Additional Shares shall be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Price amount and the two Make-Whole Effective Dates, as applicable, based on a 360-day year;

(2)      in excess of $75.00 per share (subject to adjustment in the same manner and at the same time as the Share Prices in the table above), no Additional Shares will be added to the Exchange Rate; or

(3)      less than $17.97 per share (subject to adjustment in the same manner and at the same time as the Share Prices in the table above), no Additional Shares will be added to the Exchange Rate.

Notwithstanding the foregoing, in no event shall the Exchange Rate exceed 55.6483 shares per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Exchange Rate pursuant to Section 10.04.

Any exchange of Notes that entitles the exchanging Holder to an adjustment to the Exchange Rate as described in this Section 10.03 shall be settled as described in Section 10.02.

Section 10.04.     Adjustment of Exchange Rate.

The Issuer shall adjust the Exchange Rate for the following events:

(a)     If the Guarantor issues Common Shares as a dividend or distribution on Common Shares generally, or if the Guarantor effects a share split or share combination with respect to its Common Shares, the Exchange Rate shall be adjusted based on the following formula:

ER1 = ER0 ×	OS1
OS0

where,

ER1     =     the Exchange Rate in effect immediately after the open of business on the Ex-Date for such dividend or distribution or the Effective Date of such share split or share combination, as the case may be;

ER0     =     the Exchange Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution or the Effective Date of such share split or share combination, as the case may be;

OS0     =     the number of Common Shares outstanding immediately prior to the open of business on the Ex-Date for such dividend or distribution or the Effective Date of such share split or share combination; and

OS1     =     the number of Common Shares that would be outstanding immediately after, and solely as a result of, such dividend, distribution, share split or share combination, as the case may be.

Any adjustment made under this clause (a) shall become effective immediately after the open of business on such Ex-Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (a) is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date the Board of Directors or a committee thereof determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b)     If the Guarantor distributes to holders of its Common Shares generally any rights, options or warrants entitling them to purchase, for a period of 45 calendar days or less from the declaration date for such distribution, Common Shares at a price per share less than the Closing Sale Price of the Common Shares on the Trading Day immediately preceding, but excluding, the declaration date for such distribution, the Exchange Rate shall be increased based on the following formula:

ER1 = ER0 ×	OS0 + X
OS0 + Y

where

ER1     =    the Exchange Rate in effect immediately after the open of business on the Ex-Date for such distribution;

ER0     =    the Exchange Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;

OS0     =    the number of Common Shares outstanding immediately prior to the open of business on the Ex-Date for such distribution;

X         =    the total number of Common Shares issuable pursuant to such rights, options or warrants; and

Y         =    the number of Common Shares equal to the aggregate price payable to exercise such rights, options or warrants, divided by the Closing Sale Price of the Common Shares on the Trading Day immediately preceding, but excluding, the declaration date for such distribution.

Any increase made under this clause (b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Date for such distribution. To the extent that Common Shares are not delivered after the expiration of such rights, options or warrants, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights, options or warrants are not so distributed, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if such Ex-Date for such distribution had not occurred.

For purposes of this clause (b) and Section 10.01(b)(i) above, in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Shares at a price per share less than such Closing Sale Price on the Trading Day immediately preceding, but excluding, the declaration date for such distribution, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Guarantor for such rights, options or warrants and any amount payable upon exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors or a committee thereof.

(c)     If the Guarantor distributes shares of its Capital Stock, evidences of its indebtedness or other of its securities, assets or property to holders of Common Shares generally, excluding:

(i)     dividends or distributions described in clause (a) or (b) above;

(ii)    dividends or distributions paid exclusively in cash described in clause (d) below;

(iii)   any dividends and distributions in connection with a reclassification, change, consolidation, merger, conveyance, transfer, sale, lease or other disposition resulting in the change in the exchange consideration as described in Section 10.05;

(iv)   except as otherwise described in this Section 10.04, rights issued pursuant to a shareholders’ rights plan adopted by the Guarantor; and

(v)    Spin-Offs described below in the fourth paragraph of this clause (c);

then the Exchange Rate shall be increased based on the following formula:

ER1 = ER0 ×	SP0
SP0 – FMV

where,

ER1     =    the Exchange Rate in effect immediately after the open of business on the Ex-Date for such distribution;

ER0     =    the Exchange Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;

SP0      =    the average Closing Sale Price of the Common Shares over the ten consecutive Trading Days immediately preceding, but excluding, the Ex-Date for such distribution; and

FMV   =    the fair market value (as determined by the Board of Directors or a committee thereof) of the shares of Capital Stock, evidences of Indebtedness, securities, assets or property distributed with respect to each outstanding Common Share immediately prior to the open of business on the Ex-Date for such distribution.

Any increase made under the portion of this clause (c) above shall become effective immediately after the open of business on the Ex-Date for such distribution. If such distribution is not so paid or made, the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference between “SP0” and “FMV” is less than $1.00, in lieu of the foregoing increase, each Holder shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Shares without having to exchange its Notes, the amount and kind of the Capital Stock, evidences of the Guarantor’s indebtedness, or other securities assets or property of the Guarantor that such Holder would have received as if such Holder owned a number of Common Shares equal to the Exchange Rate in effect on the Ex-Date for the distribution. If the Guarantor issues rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then the Issuer shall not adjust the Exchange Rate pursuant to this clause (c) until the earliest of those triggering events occurs. In addition, in the case of any distribution of rights, options or warrants, to the extent such rights, options or warrants expire unexercised, the Exchange Rate shall be immediately readjusted to the Exchange Rate that would then be in effect had the increase made for the distribution of such rights, options or warrants been made on the basis of delivery of only the number of Common Shares actually delivered upon exercise of such rights, options or warrants.

With respect to an adjustment pursuant to this clause (c) where there has been a payment of a dividend or other distribution on the Common Shares in shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Guarantor that will be, upon distribution, listed or quoted on a U.S. national or regional securities exchange (a “Spin-Off”), the Exchange Rate shall be increased based on the following formula:

ER1 = ER0 ×	FMV + MP0
MP0

where,

ER1    =     Exchange Rate in effect immediately after the open of business on the Ex-Date for the Spin-Off;

ER0    =     the Exchange Rate in effect immediately prior to the open of business on the Ex-Date for the Spin-Off;

FMV  =     the average Closing Sale Price of the Capital Stock or similar equity interest distributed to holders of the Common Shares applicable to one Common Share (determined by reference to the definition of Closing Sale Price as if references therein to Common Shares were to such Capital Stock or similar equity interest) for the ten consecutive Trading Days immediately following, and including, the Ex-Date for such Spin-Off (such period, the “Valuation Period”); and

MP0   =     the average of the Closing Sale Prices of the Common Shares over the Valuation Period.

Any adjustment to the Exchange Rate under the preceding paragraph of this clause (c) shall be made immediately after the close of business on the last day of the Valuation Period, but shall be given effect as of the open of business on the Ex-Date for the Spin-Off. Because the Issuer will make the adjustment to the Exchange Rate at the end of the Valuation Period with retroactive effect, the Issuer shall delay the settlement of any Notes where the Exchange Date (in the case of Physical Settlement) or the final day of the related Exchange Period (in the case of Cash Settlement or Combination Settlement) occurs during the Valuation Period. In such event, the Issuer shall pay or deliver, as the case may be, any cash, Common Shares or a combination thereof representing the Issuer’s exchange obligation due upon exchange (based on the adjusted Exchange Rate as described above) on the third Business Day immediately following the last Trading Day of the Valuation Period. The Person in whose name the certificate for any Common Shares delivered upon exchange is registered shall be treated as a stockholder of record as of the close of business on the last Trading Day of the Valuation Period. If any distribution of the type described in this Section 10.04(c) is declared but not so made, the Exchange Rate shall be immediately readjusted, effective as of the date the Board of Directors or a committee thereof determines not to make such distribution, to the Exchange Rate that would then be in effect if such distribution had not been declared.

(d)     If the Guarantor pays any cash dividends or distributions exclusively in cash to holders of its Common Shares generally (other than dividends or distributions made in connection with the Guarantor’s liquidation, dissolution or winding-up), other than a regular quarterly cash dividend that does not exceed the Dividend Threshold per Common Share, the Exchange Rate shall be increased based on the following formula:

ER1 = ER0 ×	SP0 – T
SP0 – C

where,

ER1     =  the Exchange Rate in effect immediately after the open of business on the Ex-Date for such dividend or distribution;

ER0     =  the Exchange Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution;

SP0      =  the average Closing Sale Price of the Common Shares for the ten consecutive Trading Days immediately preceding, but excluding, the Ex-Date for such dividend or distribution;

C         =  the amount in cash per share the Guarantor distributes to holders of the Common Shares; and

T         =  an amount (subject to the proviso below, the “Dividend Threshold”) initially equal to $0.06 per common share; provided,  however, that (x) if such dividend or distribution is not a regular quarterly cash dividend on the Common Shares, then the Dividend Threshold will be deemed to be zero per Common Share with respect to such dividend or distribution; and (y) the Dividend Threshold will be adjusted in the same manner as, and at the same time and for the same events for which the Exchange Rate is adjusted as a result of the operation of clauses (a), (b) and (c) above and clause (e) below.

Any increase made under this clause (d) shall become effective immediately after the open of business on the Ex-Date for such dividend or distribution. If such dividend or distribution is not so paid, the Exchange Rate shall be decreased, effective as of the date the Board of Directors, or a committee thereof, determines not to make or pay such dividend or distribution, to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference between “SP0” and “C” is less than $1.00, in lieu of the foregoing increase, each Holder shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of Common Shares without having to exchange its Notes, the amount of cash that such Holder would have received as if such Holder owned a number of Common Shares equal to the Exchange Rate in effect on the Ex-Date for such cash dividend or distribution.

(e)     If the Guarantor or any of its Subsidiaries, including the Issuer, makes a payment in respect of a tender offer or exchange offer for the Common Shares, other than odd lot tender offers, to the extent that the cash and value of any other consideration included in the payment per Common Share exceeds the average of the Closing Sale Price of the Common Shares over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Exchange Rate shall be increased based on the following formula:

ER1 = ER0 ×	AC + (SP1 × OS1)
OS0 × SP1

where,

ER1     =  the Exchange Rate in effect immediately after the close of business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

ER0     =  the Exchange Rate in effect immediately prior to the close of business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC      =  the aggregate value, on the Expiration Date, of all cash and any other consideration (as determined by the Board of Directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

SP1      =  the average Closing Sale Price of the Common Shares for the ten consecutive Trading Days next succeeding the Expiration Date (the “Averaging Period”);

OS1     =  the number of Common Shares outstanding immediately after the close of business on the Expiration Date (after giving effect to such tender offer or exchange offer); and

OS0     =  the number of Common Shares outstanding immediately prior to the close of business on the Expiration Date (prior to giving effect to such tender offer or exchange offer).

Any adjustment to the Exchange Rate under this clause (e) shall occur at the close of business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date; provided that in respect of any exchange of Notes within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date and the Exchange Date in determining the Exchange Rate. In addition, if the Trading Day next succeeding the Expiration Date is after the tenth Trading Day immediately preceding, and including, the end of any Exchange Period in respect of an exchange of Notes, references in this clause (e) to 10 Trading Days shall be deemed to be replaced, solely in respect of that exchange, with such lesser number of Trading days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last day of such Exchange Period.

If the Guarantor or one of its Subsidiaries is obligated to purchase Common Shares pursuant to any such tender or exchange offer described in clause (e) above, but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the applicable Exchange Rate shall be readjusted to be the Exchange Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

(f)     To the extent that any shareholders’ rights plan adopted by the Guarantor is in effect upon exchange of the Notes, Holders will receive, in addition to any Common Shares due upon exchange, the rights under the applicable rights agreement. However, if, prior to any exchange, the rights have separated from the Common Shares in accordance with the provisions of the applicable shareholders’ rights plan, the Exchange Rate will be adjusted at the time of separation as if the Guarantor distributed to all holders of the Common Shares, shares of Capital Stock, evidences of indebtedness, securities, assets or property as described in clause (c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(g)     Notwithstanding the foregoing, if an Exchange Rate adjustment becomes effective on any Ex-Date as described in this Section 10.04, and a Holder that has exchanged its Notes on or after such Ex-Date and on or prior to the related Record Date would be treated as the record holder of the Common Shares as of the related Exchange Date as described under Section 10.02(b) based on an adjusted Exchange Rate for such Ex-Date, then, notwithstanding the foregoing Exchange Rate adjustment provisions, such Exchange Rate adjustment relating to such Ex-Date shall not be made for such exchanging Holder. Instead, such Holder shall be treated as if such Holder were the record owner of such Common Shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(h)     In addition, if a Holder exchanges a Note and

(i)     Combination Settlement is applicable to such a Note;

(ii)     the Record Date, Effective Date, or Expiration Date for any event that requires an adjustment to the Exchange Rate under any of Sections 10.04(a) through (e) occurs (x) on or after the first Trading Day (as defined pursuant to the proviso of the definition thereof) of the related Exchange Period and (y) on or prior to the last Trading Day (as defined pursuant to the proviso of the definition thereof) of such Exchange Period; and

(iii)     the Daily Settlement Amount for any Trading Day (as defined pursuant to the proviso of the definition thereof) in such Exchange Period that occurs on or prior to such Record Date, Effective Date or Expiration Date (x) includes Common Shares that do not entitle their holder to participate in such event and (y) is calculated based on an Exchange Rate that is not adjusted on account of such event;

then, on account of such exchange, the Issuer will, on such Record Date, Effective Date or Expiration Date, treat such Holder, as a result of having exchanged such Notes, as though it were the record holder of a number of Common Shares equal to the total number of Common Shares that:

(A)     are deliverable as part of the Daily Settlement Amount (1) for a Trading Day (as defined pursuant to the proviso of the definition thereof) in such Exchange Period that occurs on or prior to such Record Date, Effective Date or Expiration Date and (2) is calculated based on an Exchange Rate that is not adjusted for such event; and

(B)     if not for this Section 10.04(h) would not entitle such Holder to participate in such event.

(i)     Adjustments to the Exchange Rate will be calculated to the nearest 1/10,000th of a share.

(j)     Except as stated in this Section 10.04 and in Section 10.03, the Issuer shall not adjust the Exchange Rate for the issuances of Common Shares or any securities convertible into or exchangeable for Common Shares or rights to, purchase Common Shares or such convertible or exchangeable securities.

(k)     Without limiting the foregoing Section 10.04(j), no adjustment to the Exchange Rate need be made:

(i)     upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Guarantor and the investment of additional optional amounts in Common Shares under any plan;

(ii)     upon the issuance of any Common Shares or options or rights to purchase Common Shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Guarantor or any of its Subsidiaries (including the Issuer);

(iii)     upon the issuance of any Common Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date of this Indenture;

(iv)     upon the issuance of any Common Shares at a price below the Exchange Price;

(v)     upon the repurchase of any Common Shares pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described under Section 10.04(e);

(vi)     for a third-party tender offer by any Subsidiary of the Guarantor as described under Section 10.04(e);

(vii)     for a change in the par value of the Common Shares; or

(viii)     for accrued and unpaid interest, if any.

(l)     Notwithstanding anything to the contrary in this Section 10.04, the Exchange Rate shall not be adjusted pursuant to this Section 10.04 if as a result of holding the Notes the Holders shall otherwise participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Shares in any of the transactions that would otherwise give rise to adjustment pursuant to this Section 10.04 without exchange of such Holder’s Notes as if such Holder held a number of Common Shares equal to the applicable Exchange Rate multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(m)     No adjustment pursuant to this Section 10.04 is required to be made to the Exchange Rate unless such adjustment would require a change of at least 1% in the Exchange Rate then in effect at such time. However, any adjustments that are less than 1% of the Exchange Rate shall be carried forward and taken into account in any subsequent adjustment, regardless of whether the aggregate adjustment is less than 1%, (i) with respect to any Notes surrendered for exchange for which the Issuer has elected Cash Settlement or Combination Settlement, on each Trading Day in the relevant Exchange Period and (ii) with respect to any Notes surrendered for exchange for which the Issuer has elected Physical Settlement, on the Exchange Date.

(n)     In addition to those required by Sections 10.04(a) through (e), and subject to compliance with the listing standards of the NYSE, the Issuer from time to time may increase the Exchange Rate by any amount for a period of at least 20 Business Days.  Subject to compliance with the listing standards of the NYSE, the Issuer may also (but is not required to) increase the Exchange Rate to avoid or diminish income tax to holders of Common Shares or rights to purchase Common Shares in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

(o)     Whenever the Exchange Rate is adjusted as herein provided, the Issuer shall (i) file with the Trustee and with the Exchange Agent an Officer’s Certificate briefly stating the facts requiring the adjustment and the manner of computation and (ii) the Issuer shall notify the Holders of the Notes.

(p)     For purposes of this Section 10.04, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Guarantor but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. The Guarantor shall not pay any dividend or make any distribution on Common Shares held in the treasury of the Guarantor.

(q)     Whenever any provision of this Indenture requires the Issuer to calculate the Closing Sale Prices, the volume-weighted average price, the Daily Exchange Values or the Daily Settlement Amounts over, or based on, a span of multiple calendar days (including an Exchange Period, Valuation Period or Averaging Period), the Issuer shall make appropriate adjustments to each to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Date of the event occurs, at any time during the period when the Closing Sale Prices, the volume-weighted average prices, the Daily Exchange Values or the Daily Settlement Amounts are to be calculated.

Section 10.05.     Effect of Reclassifications, Business Combinations, Asset Sales and Corporate Events.

In the case of:

(a)     any recapitalization, reclassification or change of the Common Shares (other than changes in par value or to or from no par value or resulting from a subdivision or combination);

(b)     any consolidation, merger, amalgamation or combination involving the Guarantor;

(c)     any sale, lease or other transfer to a third-party of all or substantially all of the consolidated assets of the Guarantor and its Subsidiaries substantially as an entirety; or

(d)     any statutory share exchange,

in each case, as a result of which the Common Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at and after the effective time of the transaction, the right to exchange each $1,000 principal amount of Notes will be changed into a right to exchange such principal amount of Notes into, in lieu of Common Shares, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of Common Shares equal to the Exchange Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) upon such transaction. Thereafter, references in this Indenture to Common Shares shall be deemed to apply mutatis mutandis to equivalent units of Reference Property, as nearly as is practical as determined in good faith by the Issuer. However, at and after the effective time of the transaction (i) the Issuer shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon exchange of the Notes as set forth under, and subject to, Section 10.02 above and (ii)(x) any amount otherwise payable in cash upon exchange of the Notes as set forth under Section 10.02 above will continue to be payable in cash, (y) the number of Common Shares, if any, otherwise deliverable upon exchange of the Notes as set forth under Section 10.02 above will instead be deliverable in the amount and type of Reference Property that a holder of that number of Common Shares would have received in such transaction and (z) the volume-weighted average price will be calculated based on the value of a unit of Reference Property that a holder of one Common Share would have received in such transaction. If the transaction causes the Common Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Notes will become exchangeable will be deemed to be the kind and amount of consideration actually received by holders of a majority of the Common Shares that voted for such an election (if electing between two types of consideration) or holders of a plurality of the Common Shares that voted for such an election (if electing between more than two types of consideration), as the case may be. If the holders of Common Shares receive only cash in such transaction, then for all exchanges that occur after the effective date of such transaction (i) the consideration due upon exchange of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Exchange Rate in effect on the Exchange Date (as may be increased by any Additional Shares as described under Section 10.03), multiplied by the Share Price of Common Shares in such transaction and (ii) the Issuer shall satisfy the Exchange Obligation by paying cash to exchanging Holders on the third Business Day immediately following the Exchange Date.  The Issuer and the Guarantor shall not become a party to any such transaction described in this Section 10.05 unless its terms are consistent with the foregoing.

In connection with any transaction described in this Section 10.05, the Issuer shall also adjust the Dividend Threshold based on the number of Common Shares comprising the Reference Property and (if applicable) the value of any non-stock consideration comprising the Reference Property.  If the Reference Property is comprised solely of non-stock consideration, then the Dividend Threshold shall be zero.

Section 10.06.     Certain Covenants.

(a)     The Guarantor shall, prior to the issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Shares or Common Shares held in treasury, a sufficient number of Common Shares, free of preemptive rights, to permit the exchange of the Notes.

(b)     The Guarantor covenants that all Common Shares issued upon exchange of Notes shall be duly and validly issued and fully paid and non-assessable by the Guarantor and free from all taxes, liens and charges with respect to the issue thereof.

(c)     The Guarantor shall endeavor promptly to comply with all federal and state securities laws regulating the issuance and delivery of Common Shares upon the exchange of Notes, if any, and shall cause to have listed or quoted and shall keep listed or quoted all such Common Shares on each U.S. national securities exchange or automatic quotation system or over-the-counter or other domestic market on which the Common Shares are then listed or quoted.

Section 10.07.     Trustee Disclaimer.

The Trustee shall have no duty to determine when or if an adjustment or reclassification under this Article 10 should be made, how it should be made, what any such adjustment or reclassification should be or if any adjustment or reclassification has been performed properly. If any adjustment is made to an Exchange Rate the Trustee may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be fully protected in relying upon, the Officer’s Certificate delivered to the Trustee pursuant to Section 10.04(o) hereof. Unless and until the Trustee receives such Officer’s Certificate, the Trustee may assume without inquiry that the Exchange Rate has not been adjusted. The Trustee makes no representations as to the validity or value of any securities or assets issued upon exchange of the Notes, and the Trustee shall not be responsible for the Issuer or the Guarantor’s failure to comply with any provision of this Article 10.

Section 10.08.     Surrender to Financial Institution in Lieu of Exchange.

(a)     When a Holder surrenders Notes for exchange and the Exchange Date for such Notes occurs prior to December 15, 2023, the Issuer may, at its election (a “Financial Institution Surrender Election”), direct the Exchange Agent in writing to surrender, on or prior to the second Business Day immediately following the relevant Exchange Date, such Notes to a financial institution designated by the Issuer (a “Financial Institution Surrender”) in lieu of exchange.  In order to accept any Notes surrendered for a Financial Institution Surrender, the designated financial institution must agree to timely pay or deliver, as the case may be, in exchange for such Notes, all of the cash, Common Shares or a combination thereof otherwise due upon exchange, all as provided above in Section 10.02 (the “Exchange Consideration”).  If the Issuer makes a Financial Institution Surrender Election, the Issuer shall, by the close of business on the second Business Day immediately following the relevant Exchange Date, notify the Holder surrendering its Notes for exchange that the Issuer has made such Financial Institution Surrender Election, and the Issuer shall notify the designated financial institution of the Settlement Method it has elected with respect to such exchange and the relevant deadline for payment or delivery of the relevant Exchange Consideration.

(b)     If the designated financial institution accepts any such Notes for a Financial Institution Surrender, it will pay or deliver, as the case may be, the Exchange Consideration to the Exchange Agent, and the Exchange Agent will pay or deliver such Exchange Consideration to such exchanging Holder on the third Business Day immediately following the relevant Exchange Date.  Any Notes exchanged by the designated financial institution will remain outstanding. If the designated financial institution agrees to accept any Notes for a Financial Institution Surrender but does not timely pay or deliver the related Exchange Consideration, or if such designated financial institution does not accept the Notes for a Financial Institution Surrender, the Issuer shall exchange the Notes and pay or deliver, as the case may be, the Exchange Consideration on the third Business Day immediately following the relevant Exchange Date as described above in Section 10.02.  The Issuer’s designation of a financial institution to which the Notes may be submitted for a Financial Institution Surrender does not require such institution to accept any Notes.

Article 11
GUARANTEE

Section 11.01.     The Guarantee.

Subject to the provisions of this Article 11, the Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on a senior unsecured basis, to the Holders and to the Trustee the full and punctual payment (whether at stated maturity, by declaration of acceleration, upon required repurchase or otherwise) of the principal of, premium, if any, and interest, including Additional Interest, and Additional Amounts, if any, on, and all other amounts payable under, each Note, payments required upon exchange of the Notes and the full and punctual payment of all other amounts payable by the Issuer under this Indenture, when and as they become due and payable, whether at maturity, upon repurchase, by declaration of acceleration or otherwise.  Upon failure by the Issuer to pay punctually any such amount, the Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.

If an Event of Default occurs with respect to a payment on the Notes, the Holders may institute legal proceedings directly against the Guarantor to enforce the Guarantee without first proceeding against the Issuer.

Section 11.02.     Guarantee Unconditional.

The obligations of the Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by

(a)     any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuer under this Indenture or any Note, by operation of law or otherwise;

(b)     any modification or amendment of or supplement to this Indenture or any Note;

(c)     any change in the corporate existence, structure or ownership of the Issuer, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or its assets or any resulting release or discharge of any obligation of the Issuer contained in this Indenture or any Note;

(d)     the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Issuer, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e)     any invalidity or unenforceability relating to or against the Issuer for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer of the principal of or interest on any Note or any other amount payable by the Issuer under this Indenture; or

(f)     any other act or omission to act or delay of any kind by the Issuer, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

Section 11.03.     Discharge; Reinstatement.

The Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Issuer under this Indenture have been paid in full.  If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Issuer under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, the Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 11.04.         Waiver by the Guarantor.

The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person.

Section 11.05.      Subrogation and Contribution.

Upon making any payment with respect to any obligation of the Issuer under this Article, the Guarantor will be subrogated to the rights of the payee against the Issuer with respect to such obligation.

Section 11.06.     Stay of Acceleration.

If acceleration of the time for payment of any amount payable by the Issuer under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantor forthwith on demand by the Trustee or the Holders.

Section 11.07.     Execution and Delivery of Guarantee.

The execution by the Guarantor of this Indenture (or an amended or supplemental indenture as provided in Article 9) evidences the Guarantee of the Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note.  The delivery of any Note by the Trustee after authentication constitutes due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 11.08.     Release of Guarantee.

The Guarantee will terminate upon defeasance or discharge of the Notes, as provided in Article 8 hereto or upon satisfaction of the conditions in Section 5.02.

Upon delivery by the Issuer to the Trustee and the Securities Administrator of an Officer’s Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under the Guarantee.

Article 12
REDEMPTION UPON A CHANGE IN TAX LAW

Section 12.01.     Redemption Upon a Change in Tax Law.

No sinking fund shall be required for the Notes.  The Notes shall not be redeemable by the Issuer prior to the Maturity Date except to the extent set forth in this Article 12. Prior to the Maturity Date, if the Issuer or the Guarantor has, or on the next Interest Payment Date would, become obligated to pay to the Holder of any Note Additional Amounts as a result of any change or amendment that is announced and becomes effective on or after the date of the applicable Offering Memorandum in the laws or any rules or regulations of a relevant taxing jurisdiction or any change that is announced on or after the date of the applicable Offering Memorandum in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such relevant taxing jurisdiction (including the enactment of any legislation and the formal announcement or publication of any judicial decision or regulatory or administrative interpretation or determination) (a “Change in Tax Law”), then the Issuer may, at its option redeem for cash all but not part of the Notes (except in respect of certain Holders that elect otherwise in accordance with Section 12.02) at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, to, but excluding, the Redemption Date (the “Redemption Price”), including, for the avoidance of doubt, any Additional Amounts with respect to such Redemption Price (any such redemption, a “Tax Redemption”); provided that the Issuer may only redeem the Notes if (x) the Issuer or the Guarantor (as applicable) cannot avoid these obligations by taking commercially reasonable measures available to the Issuer or the Guarantor (as applicable) and (y) the Issuer delivers to the Trustee and Securities Administrator an opinion of outside legal counsel of recognized standing in the relevant taxing jurisdiction attesting to such Change in Tax Law and obligation to pay Additional Amounts (which opinion, for the avoidance of doubt, shall not be required to include an opinion as to whether “commercially reasonable efforts” could be undertaken to avoid the otherwise applicable obligations) and an Officer’s Certificate attesting to such Change in Tax Law and obligation to pay Additional Amounts. If the Redemption Date occurs after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Issuer shall pay the full amount of accrued and unpaid interest and any Additional Amounts with respect to such interest due on such Interest Payment Date to the record Holder of the Notes on the Regular Record Date corresponding to such Interest Payment Date, and the Redemption Price payable to the Holder who presents a Note for a Tax Redemption will be equal to 100% of the principal amount of such Note, including, for the avoidance of doubt, any Additional Amounts with respect to such Redemption Price.

Section 12.02.     Notice of Redemption; Selection of Notes.

(a)     If the Issuer exercises its right to redeem all of the Notes pursuant to Section 12.01, it shall fix a date for redemption (each, a “Redemption Date”) and it shall send a notice of such Tax Redemption (a “Redemption Notice”) not less than thirty (30) calendar nor more than sixty (60) calendar days prior to the Redemption Date to each

Holder of Notes so to be redeemed; provided,  however, that, notwithstanding anything to the contrary herein, no Redemption Notice shall be given earlier than 90 calendar days prior to the earliest date on which the Issuer would, but for such Tax Redemption, be obligated to make payments of Additional Amounts and at the time any such Redemption Notice is given, such obligation to pay such Additional Amounts must remain in effect.  The Redemption Date must be a Business Day.

(b)     Each Redemption Notice shall specify:

(i)     the Redemption Date;

(ii)    the Redemption Price;

(iii)     that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date (except as provided in the definition of Redemption Price with respect to a Redemption Date that falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date);

(iv)    the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)     that Holders may surrender their Notes for exchange at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Redemption Date;

(vi)    the procedures an exchanging Holder must follow to exchange its Notes and the Settlement Method and Specified Dollar Amount, if applicable;

(vii)    the Exchange Rate and, if applicable, the number of Additional Shares added to the Exchange Rate in accordance with Section 10.03; and

(viii)    the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.

(c)          A Redemption Notice shall be irrevocable and will not be subject to conditions, and outstanding Notes will become due and payable at the Redemption Price on the Redemption Date.

(d)     Upon receiving a Redemption Notice, each Holder shall have the right to elect to not have its Notes redeemed, in which case the Issuer shall not be obligated to pay any Additional Amounts on any payment with respect to such Notes solely as a result of such Change in Tax Law that resulted in the obligation to pay such Additional Amounts (whether upon exchange, repurchase, maturity or otherwise, and whether in cash, Common Shares, Reference Property or otherwise) after the Redemption Date (or, if the Issuer fails to pay the Redemption Price on the Redemption Date, such later date on which the Issuer pays the Redemption Price), and all future payments with respect to such Notes will be subject to the deduction or withholding of such relevant taxing jurisdiction taxes required by law to be deducted or withheld as a result of such Change in Tax Law; provided that, notwithstanding the foregoing, if a Holder electing not to have its Notes redeemed exchanges its Notes, the Issuer shall be obligated to pay Additional Amounts, if any, with respect to such exchange.

(e)     A Holder electing to not have its Notes redeemed must deliver to the Trustee a written notice of such election so as to be received by the Trustee prior to the close of business on the second Scheduled Trading Day immediately preceding the Redemption Date; provided that a Holder that complies with the requirements for exchange described under Section 10.02 will be deemed to have delivered a notice of its election to not have its Notes so redeemed. A Holder may withdraw any notice of election (other than such a deemed notice of election) by delivering to the Trustee a written notice of withdrawal prior to the close of business on the second Scheduled Trading Day immediately preceding the Redemption Date (or, if the Issuer fails to pay the Redemption Price on the Redemption Date, such later date on which the Issuer pays the Redemption Price). If no election is made or deemed to have been made, the Holder will have its Notes redeemed without any further action.

Section 12.03.     Payment of Notes Called for Redemption.

If any Redemption Notice has been given in respect of the Notes in accordance with Section 12.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price, except as provided in the definition of Redemption Price with respect to a Redemption Date that falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date.  On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Issuer at the applicable Redemption Price.

Section 12.04.     Restrictions on Redemption.

Notwithstanding anything to the contrary in this Indenture or the Notes, the Issuer may not redeem any Notes if the principal amount of the Notes has been accelerated (other than as a result of failure to pay the Redemption Price and any related interest as provided in this Article 12) and such acceleration has not been rescinded on or before the related Redemption Date.

Article 13
MISCELLANEOUS

Section 13.01.     [Reserved.]

Section 13.02.     Notices.

Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture (except for the initial authentication of the

Notes on the date hereof), the Issuer Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

If to either the Company or the Guarantor:

Nabors Industries, Inc.
515 West Greens Road, Suite 1200
Houston, Texas  77067
Attention:  General Counsel
Facsimile:  (281) 775-8431

With a copy to:

Vinson & Elkins LLP

1001 Fannin Street

Suite 2500

Houston, TX 77002

Attn: Mike Telle

and

Latham & Watkins LLP
885 Third Avenue

New York, New York 10022
Telephone (212) 906-1200
Attn:  Witold Balaban

If to the Trustee:

Wilmington Trust, National Association
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention:  Nabors Industries, Inc. Administrator
Facsimile: (302) 636-4145

If to the Securities Administrator:

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention: Louis A. Piscitelli
Facsimile: (347) 767-2639

The Issuer, the Securities Administrator or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication required to be mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the Register of the Registrar, or, with respect to Global Notes, may be transmitted to the Depositary in accordance with its rules and procedures.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 13.03.     [Reserved.]

Section 13.04.     Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee or the Securities Administrator to take or refrain from taking any action under this Indenture (except for the initial authentication of the Notes on the date hereof), the Issuer shall furnish to the Trustee or the Securities Administrator, as the case may be:

(a)     an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee or the Securities Administrator, as the case may be, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)     an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Securities Administrator, as the case may be, stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 13.05.     Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than the certificate provided for in Section 4.05) shall include:

(a)     a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)     a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)     a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)     a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Section 13.06.     When Notes Disregarded.

In determining whether the Holders of the required principal amount of Notes have consented to a modification, amendment or waiver of the terms of this Indenture, Notes owned by the Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Guarantor shall be disregarded (from both the numerator and denominator) and deemed not to be outstanding except that, for the purpose of determining whether the Trustee shall be protected in relying on any such consent, waiver or related direction, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

Section 13.07.     Rules by Trustee, Paying Agent and Registrar.

The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 13.08.     Set-Off of Withholding Taxes.

If the Issuer is required by applicable law to pay, and pays, withholding tax on behalf of a Non-U.S. Holder as a result of an adjustment to the Exchange Rate, the Issuer may, at its option, set off or cause to be set off such withholding tax against any payments of cash or Common Shares on the Notes (or, if such withholding tax has not previously been fully set off against such cash or shares, against any payments on the Common Shares).

Section 13.09.     GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Each of

the parties hereto agrees that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Indenture, the Notes or the Guarantees may be brought in the courts of the State of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 13.10.     No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, manager, officer, employee, incorporator, stockholder, member or partner of the Issuer or the Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantor under the Notes or this Indenture for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.11.     No Stockholder Rights.

Holders shall not have any rights as stockholders of the Guarantor (including, without limitation, voting rights and rights to receive any dividends or other distributions on Common Shares).

Section 13.12.     Successors.

All agreements of the Issuer and the Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.13.     Multiple Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.14.     Table of Contents; Headings.

The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 13.15.     Severability Clause.

In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 13.16.     Calculations.

Except as otherwise provided herein, the Issuer shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Closing Sale Price or volume-weighted average price of the Common Shares, Daily Settlement Amounts, Daily Exchange Values, accrued interest payable on the Notes, Additional Amounts and the Exchange Rate and Exchange Price. The Issuer and its agents will make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders of the Notes. The Issuer shall provide a schedule of these calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and the Exchange Agent is entitled to rely upon the accuracy of the Issuer’s calculations without independent verification. The Trustee will forward these calculations to any Holder upon the written request of such Holder.

Section 13.17.     No Adverse Interpretations of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Guarantor or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.18.     USA PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

NABORS INDUSTRIES, INC. as Issuer

By:	/s/ William Restrepo
Name: William Restrepo
Title: Chief Financial Officer

[Signature page to the Indenture — Issuer]

NABORS INDUSTRIES LTD. as Guarantor

By:	/s/ Mark D. Andrews
Name: Mark D. Andrews
Title: Corporate Secretary

[Signature page to the Indenture — Guarantor]

WILMINGTON TRUST, NATIONAL ASSOCIATION as Trustee

By:	/s/ W. Thomas Morris, II
Name: W. Thomas Morris, II
Title: Vice President

[Signature page to the Indenture — Trustee]

CITIBANK, N.A. as Securities Administrator

By:	/s/ Louis Piscitelli
Name: Louis Piscitelli
Title: Vice President

[Signature page to the Indenture — Securities Administrator]

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Note Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO NABORS INDUSTRIES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Note Legend]1

THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS NOTE AND ANY COMMON SHARES ISSUABLE UPON EXCHANGE OF THIS NOTE (AND ANY BENEFICIAL INTEREST HEREIN OR THEREIN) MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:

(A)     TO THE ISSUER, NABORS INDUSTRIES LTD. OR ANY OF THEIR RESPECTIVE SUBSIDIARIES;

(B)     PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND THAT CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER;

1    This Restricted Note Legend shall be deemed removed from the face of this Security without further action of the Company, the Trustee, or the holders of this Security at such time as the Company instructs the Trustee to remove such legend pursuant to 0 of the Indenture.

(C)     TO A PERSON THAT THE HOLDER REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)     UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE: (A) THAT IS AT LEAST ONE YEAR AFTER THE LAST ORIGINAL ISSUANCE DATE OF THE NOTES; AND (B) ON WHICH THE ISSUER HAS INSTRUCTED THE TRUSTEE THAT THIS LEGEND WILL NO LONGER APPLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE.

PRIOR TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSES (C) AND (D), THE ISSUER, NABORS INDUSTRIES LTD. AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS (WITH RESPECT TO CLAUSE (D) ONLY) OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No.

0.75% Senior Exchangeable Note due 2024

CUSIP No.: 62957H AA32
ISIN No.: US62957HAA32

NABORS INDUSTRIES, INC., a Delaware corporation, promises to pay to [Cede & Co.]3, or registered assigns, the principal sum of [            ] Million Dollars ($        ) [or such lesser amount as is indicated in the books and records of the Trustee and DTC]4, on January 15, 2024, and to pay interest thereon from [            ], or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 of each year, commencing July 15, 2017, at the rate of 0.75% per annum, until the principal hereof is paid or made available for payment or exchanged. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders not more than 15 calendar days and not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture (as defined on the reverse hereof).

If any payment date hereunder is not a Business Day, payment may be made on the next succeeding Business Day, and no additional interest shall accrue thereon. Interest on the Notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

2    At such time as the Company notifies the Trustee to remove the legend (other than the first paragraph thereof) pursuant to 0 of the Indenture, the CUSIP number for this Security shall be deemed to be CUSIP No. 62957H AB1. Additional Notes issued pursuant to 0 of the Indenture may have different CUSIP numbers.

3    Use bracketed language only if Global Note.

4    Use bracketed language only if Global Note.

This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by, and construed in accordance with, the laws of said State.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture (as defined on the reverse hereof) or be valid or obligatory for any purpose.

Dated:

NABORS INDUSTRIES, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
WILMINGTON TRUST, NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Notes referred to in the Indenture.
BY: CITIBANK, N.A., as Authenticating Agent
By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

0.75% Senior Exchangeable Note due 2024

NABORS INDUSTRIES, INC., a Delaware corporation (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), issued this Note under an Indenture dated as of January 13, 2017, (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, the Guarantor, Wilmington Trust, National Association, as Trustee and Citibank, N.A., as Securities Administrator, to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Trustee, the Guarantor, the Issuer and the Holders and of the terms upon which the Notes are, and are to be, authorized and delivered. Except as specifically provided in Section 1 hereof, all terms used in this Note which are defined in the Indenture shall have the meaning assigned to them in the Indenture. If any terms of this Note conflict with or are inconsistent with the terms of the Indenture, the terms of the Indenture shall apply.

The payment of principal of, and premium, if any, and interest on the Notes and all other amounts under the Indenture is guaranteed by the Guarantor as provided in the Indenture.

1.      Further Provisions Relating to Interest

In certain circumstances described in the Indenture, the Issuer may be required to pay Reporting Additional Interest or Rule 144 Additional Interest. Except as otherwise specifically set forth, all references herein to “interest” include Defaulted Interest, if any, Rule 144 Additional Interest, if any, and Reporting Additional Interest, if any.

2.      Method of Payment

The Issuer shall pay interest on the Notes (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the January 1 and July 1 next preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

The Issuer shall pay interest on:

(i)      any Global Notes to the Depositary in immediately available funds;

(ii)     any Notes in certificated form having a principal amount of less than $2,000,000, by check mailed to the address of the Person in whose name such Notes are registered as it appears in the Register; and

(iii)     any Notes in certificated form having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the Holder of such Notes duly delivered to the Securities Administrator at least five Business Days prior to the relevant Interest Payment Date.

3.      Paying Agent, Registrar and Exchange Agent

Initially, Citibank, N.A., a national banking association organized under the laws of the United States, shall act as Paying Agent, Registrar and Exchange Agent. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar or Exchange Agent without notice. The Guarantor or any of its Wholly Owned Subsidiaries that is not a Foreign Subsidiary may act as Paying Agent, Registrar or co-registrar.

4.      Sinking Fund

The Notes are not subject to any sinking fund.

5.      Repurchase of Notes at the Option of Holders

Upon the occurrence of a Fundamental Change, the Holder has the right to require the Issuer to repurchase all or part of such Holder’s Notes in a principal amount thereof that is equal to $1,000 in principal amount or multiples in excess thereof on the Fundamental Change Repurchase Date at a price, payable in cash, equal to 100% of the principal amount of the Notes such Holder elects to require the Issuer to repurchase, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date. On or before the second Business Day after the occurrence of a Fundamental Change, the Issuer shall provide to all Holders of record on the date of the Fundamental Change at their addresses shown in the Register of the Registrar, the Trustee and the Paying Agent, a written notice of the occurrence of the Fundamental Change and the resulting repurchase right. Such notice shall state, among other things, the event causing the Fundamental Change and the procedures a Holder must follow to require the Issuer to repurchase such Holder’s Notes.

6.      Redemption Upon a Change in Tax Law

In connection with a Change in Tax Law, the Issuer may, at its option, redeem for cash all but not part of the Notes at a Redemption Price equal to 100% of the principal amount, plus accrued and unpaid interest, to, but excluding, the Redemption Date, including, for the avoidance of doubt, any Additional Amounts with respect to such Redemption Price, as set forth in Article 12 of the Indenture.

7.      Exchange

Subject to the provisions of the Indenture, the Holder hereof may exchange, during certain periods and upon the occurrence of certain conditions specified in the Indenture and prior to the second Scheduled Trading Day immediately preceding the Maturity Date, any Notes or portion thereof that is $1,000 or multiples thereof based on an Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon satisfaction of the requirements set forth in the Indenture, including surrender of this Note, together with an exchange notice as provided in the Indenture and this Note, to the Issuer at the office of the Exchange Agent and, unless the shares issuable on exchange are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Issuer duly executed by, the Holder or by its duly authorized attorney. Upon exchange, the Issuer shall satisfy its Exchange Obligation in cash, Common Shares or a combination of cash and Common Shares, as the case may be, at the Issuer’s election, in accordance with, and subject to, the provisions of the Indenture. The initial Exchange Rate shall be 39.7488 Common Shares per $1,000 principal amount of Notes, subject to adjustment as provided in the Indenture. No fractional Common Shares shall be issued upon any exchange, but an adjustment in cash shall be paid to the Holder, as provided in the Indenture, in respect of any fraction of a share that would otherwise be issuable upon the surrender of any Note or Notes for exchange. No adjustment shall be made for dividends or any shares issued upon exchange of such Note except as provided in the Indenture.

8.      Denominations, Transfer, Exchange

The Notes are in registered form without coupons in minimum denominations of $1,000 and multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

9.      Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

10.      Unclaimed Money

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest and any Common Shares or other property due in respect of exchanged Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money and/or securities must look to the Issuer for payment as general creditors.

11.      Amendment Waiver

Subject to certain exceptions, the Indenture contains provisions permitting a modification or amendment of the Indenture or the Notes with the written consent or affirmative vote of the Holders of a majority in aggregate principal amount of the then outstanding Notes and the waiver of any Event of Default (other than with respect to nonpayment, a failure to satisfy the Exchange Obligation or a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes.

In addition, the Indenture permits an amendment of the Indenture or the Notes without the consent of any Holder under circumstances specified in the Indenture. The Indenture also permits an amendment of the Indenture or the Notes only with the consent of any Holder affected thereby under circumstances specified in the Indenture.

12.      Defaults and Remedies

Except as specified in the Indenture, if an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer or the Guarantor) and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of the Notes and accrued and unpaid interest on the outstanding Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer or the Guarantor occurs, the principal amount of the Notes and accrued and unpaid interest on the outstanding Notes shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Subject to certain exceptions, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has given the Trustee written notice of an Event of Default, (ii) Holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request to the Trustee to pursue the remedy and offered security or indemnity reasonably satisfactory to it against any costs, liability or expense of the Trustee, (iii) the Trustee fails to comply with such request within 60 calendar days after receipt of such request and the offer of indemnity and (iv) the Trustee has not received an inconsistent direction from the Holders of a majority in aggregate principal amount of the outstanding Notes. Subject to certain restrictions, the Holders of a majority in aggregate principal amount of the outstanding Notes are given the right to direct the time, method and place of any proceedings for any remedy available to the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability or expense for which the Trustee has not received adequate indemnity as determined by it in good faith; provided,  however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Issuer and the Holder of the Notes, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this

Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.

13.      Trustee Dealings with the Issuer

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Guarantor or their respective Affiliates with the same rights it would have if it were not Trustee.

14.     No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, manager, employee, incorporator, stockholder, member or partner of the Issuer or the Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantor under the Notes or this Indenture for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

15.      Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

16.     Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

17.      GOVERNING LAW

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK.

18.     CUSIP and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of repurchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of repurchase and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

EXCHANGE NOTICE

0.75% Senior Exchangeable Note due 2024

TO:      NABORS INDUSTRIES, INC.
            CITIBANK, N.A., as Securities Administrator

The undersigned registered owner of this Note hereby exercises the option to exchange this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated in accordance with the terms of the Indenture referred to in this Note, and directs that the cash, Common Shares or combination of cash and Common Shares, as the case may be, deliverable upon such exchange and any Notes representing any unexchanged principal amount hereof, be issued and/or delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not exchanged are to be issued in the name of a person other than the undersigned, the undersigned shall provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of Common Shares, if any, if to be issued, and Notes if to be delivered, and the person to whom cash and payment for fractional shares is to be made, if to be made, other than to and in the name of the registered holder:

Please print name and address
(Name)
(Street Address)
(City, State and Zip Code)
Principal amount to be exchanged (if less than all):
$

Social Security or Other Taxpayer Identification Number:

NOTICE: The signature on this Exchange Notice must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

0.75% Senior Exchangeable Note due 2024

TO:     NABORS INDUSTRIES, INC.
           CITIBANK, N.A., as Securities Administrator

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Nabors Industries, Inc. (the “Issuer”) regarding the right of holders to elect to require the Issuer to repurchase the Notes and requests and instructs the Issuer to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Issuer as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable): ____________

Principal amount to be repurchased (if less than all, must be $1,000 or multiples in excess thereof): ____________

Social Security or Other Taxpayer Identification Number: ____________

FORM OF ASSIGNMENT AND TRANSFER

0.75% Senior Exchangeable Note due 2024

For value received              hereby sell(s) assign(s) and transfer(s) unto               (Please insert social security or other Taxpayer Identification Number of assignee) the within Notes, and hereby irrevocably constitutes and appoints                attorney to transfer said Notes on the books of the Issuer, with full power of substitution in the premises.

In connection with any transfer of the Notes prior to the first anniversary of the last date of the original issuance of the Notes, the undersigned confirms that such Notes are being transferred:

□     To Nabors Industries Ltd., Nabors Industries, Inc. or any of their respective subsidiaries; or

□     To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

□     Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer; or

□     Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended;

and unless the Notes are being transferred to Nabors Industries, Inc., Nabors Industries Ltd. or one of their respective subsidiaries, the undersigned confirms that such Notes are not being transferred to an “affiliate” of Nabors Industries, Inc. or Nabors Industries Ltd. as defined in Rule 144 under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

EXHIBIT B

RESTRICTED COMMON SHARES LEGENDS5

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS SECURITY (AND ANY BENEFICIAL INTEREST HEREIN) MAY NOT BE OFFERED, RESOLD, OR OTHERWISE TRANSFERRED, EXCEPT:

(A)     TO NABORS INDUSTRIES, INC., NABORS INDUSTRIES LTD. OR ANY OF THEIR RESPECTIVE SUBSIDIARIES;

(B)     PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND THAT CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; OR

(C)     UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE: (A) THAT IS AT LEAST ONE YEAR AFTER THE LAST ORIGINAL ISSUANCE DATE OF NABORS INDUSTRIES, INC.’s 0.75% SENIOR EXCHANGEABLE NOTES DUE 2024; AND (B) ON WHICH NABORS INDUSTRIES, INC. HAS INSTRUCTED THE TRUSTEE THAT THIS LEGEND WILL NO LONGER APPLY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE FOR THE NOTES.

PRIOR TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (C), NABORS INDUSTRIES, INC., NABORS INDUSTRIES LTD. AND NABORS INDUSTRIES, INC.’S TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

5    This legend should be included on Common Shares issued upon conversion of Notes only if such Common Shares are Restricted Securities.

B-1